                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN BUSINESS PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

(LOGO)
                                                AMERICAN BUSINESS PRODUCTS, INC.
                                               2100 RiverEdge Parkway Suite 1200
                                                               Atlanta, GA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1999

To Our Shareholders:

     The 1999 Annual Meeting of Shareholders of American Business Products, Inc. (the "Company") will be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, May 5, 1999 at 11:00 a.m., Atlanta time, for the purpose of considering and voting upon:

        1. A proposal to elect three directors of the Company;

        2. A proposal to approve and adopt the American Business Products, Inc. 1999 Incentive Compensation Plan; and

        3. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

     We look forward to seeing you at the meeting.

                                          By Order of the Board of Directors
                                          /s/ JOHN H. KARR
                                          JOHN H. KARR
                                          Treasurer and Assistant Secretary

Atlanta, Georgia
March 31, 1999

     PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD OR CARDS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROMPT RETURN OF PROXY CARDS WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

                        AMERICAN BUSINESS PRODUCTS, INC.
                             2100 RIVEREDGE PARKWAY
                                   SUITE 1200
                             ATLANTA, GEORGIA 30328

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1999
                             ---------------------

     This Proxy Statement is furnished to the shareholders of American Business Products, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Wednesday, May 5, 1999, at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, at 11:00 a.m., Atlanta time.

     The approximate date on which this Proxy Statement and the enclosed form(s) of proxy card are first being sent or given to shareholders is March 31, 1999.

                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of the Common Stock of the Company, $2.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 1, 1999. On the record date, 15,431,795 shares of the Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

     In voting with regard to the proposal to approve and adopt the American Business Products, Inc. 1999 Incentive Compensation Plan (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law and the rules of the New York Stock Exchange (the "Exchange"). A majority of the shares of the Common Stock outstanding on the record date and eligible to be voted at the Annual Meeting must be voted on Proposal 2. Abstentions will count as votes cast. Votes cast favoring Proposal 2 must exceed the sum of the votes cast opposing Proposal 2 and abstentions. As a result, in accordance with the rules of the Exchange, abstentions will have an effect on approval of the proposal.

     Under the rules of the Exchange that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

PROXIES FOR HOLDERS OF COMMON STOCK

     Proxy cards are being transmitted with this Proxy Statement to all holders of the Common Stock. If the proxy is completed properly and returned by the shareholder and is not revoked, it will be voted at the Annual Meeting in the manner specified thereon. IF THE PROXY IS PROPERLY EXECUTED AND RETURNED BUT WITHOUT INSTRUCTIONS FOR VOTING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. Any shareholder who executes and delivers a proxy card may revoke it at any time prior to its use by giving written notice to the Secretary of the Company, or by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person; provided, however, that under the rules of the Exchange, any beneficial owner of the Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with the applicable rules and procedures of the Exchange. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting other than that described herein, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.

PROXIES FOR PARTICIPANTS IN EMPLOYEE BENEFIT PLANS

     Separate proxy cards are being transmitted to all persons who have shares of the Common Stock attributable to their accounts as participants or beneficiaries under the American Business Products, Inc. Profit Sharing Retirement Plan (the "Profit Sharing Plan") and the American Business Products, Inc. Employee Savings Plan (the "Employee Savings Plan"). These proxy cards appoint the respective Trustees for the Profit Sharing Plan and the Employee Savings Plan to vote the shares held for the accounts of the participants or their beneficiaries in the Profit Sharing Plan and the Employee Savings Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE PROFIT SHARING PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE PROFIT SHARING PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY CARD AND DESCRIBED HEREIN AS THE TRUSTEES DEEM PROPER IN THEIR BEST JUDGMENT. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY IN THE EMPLOYEE SAVINGS PLAN OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS FOR VOTING, THE TRUSTEES OF THE EMPLOYEE SAVINGS PLAN WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT OR BENEFICIARY WITH REGARD TO EACH OF THE PROPOSALS LISTED ON THE PROXY

CARD AND DESCRIBED HEREIN IN PROPORTION WITH THE VOTES CAST BY THE PARTICIPANTS OR BENEFICIARIES IN THE EMPLOYEE SAVINGS PLAN WHO PROPERLY EXECUTED AND DELIVERED PROXY CARDS TO THE TRUSTEES.

     Any Profit Sharing Plan or Employee Savings Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by giving written notice to the respective Trustees or by executing and delivering to the Trustees a duly executed proxy card bearing a later date. Under the terms of the Profit Sharing Plan and the Employee Savings Plan, only the Trustees of the plans can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone, facsimile or telegraph. All expenses incurred in connection with the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms, nominees, custodians, fiduciaries and others for forwarding solicitation materials to beneficial owners of the Common Stock.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of December 31, 1998 regarding the ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each executive officer named in the Summary Compensation Table herein and by all directors, nominees, and executive officers of the Company as a group, based on data furnished to the Company by such persons.

                                                                NUMBER OF SHARES      PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)     CLASS
                            ----                              ---------------------   ----------
Curtis Investment Company, LP...............................        1,477,902(2)       9.6  %
Henry J. Bird...............................................           48,615(3)        *
American Business Products, Inc.
  Profit Sharing Retirement Plan............................          749,862(4)       4.9
Larry L. Gellerstedt, III...................................           72,242(5)        *
Thomas R. Carmody...........................................           91,686(5)        *
Richard G. Smith............................................           26,578(5)        *
Raymond J. Wilson...........................................            2,187(5)        *
John H. Karr................................................            1,920(5)        *
Christopher R. Williams.....................................              126           *
All directors, nominees, and executive officers of the
  Company as a group (17 persons)...........................          424,800(6)       2.7

---------------

 *  Represents less than one percent of the outstanding shares of the Common
    Stock.

(1) The stock ownership information shown above and in "Proposal 1 -- Election of Directors -- Information Regarding Nominees and Directors" is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in this Proxy Statement has been determined in accordance with regulations of the Securities and Exchange Commission (the "Commission") and includes shares of the Common Stock which may be acquired within 60 days of December 31, 1998 upon the exercise of outstanding stock options. The named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons except as otherwise indicated.

(2) Curtis Investment Company, LP ("CIC") is a limited partnership of which Henry J. Bird was the managing general partner on December 31, 1998. As managing general partner, Mr. Bird had sole voting and investment power for all of the shares owned by CIC, although Mr. Bird's proportionate interest in CIC is 1.7%. Therefore, Mr. Bird was deemed to be the indirect beneficial owner of the 1,477,902 shares owned by CIC on December 31, 1998. Effective January 1, 1999, CIC became a limited liability company named Curtis Investment Company, LLC. Mr. Bird is the Managing Member of Curtis Investment Company, LLC. The address of CIC is 124 Riverstone Parkway, Canton, Georgia 30114.

(3) The shares shown include 26,159 shares owned by Henry J. Bird; 289 shares allocated to the account of Mr. Bird under the Profit Sharing Plan; 74 shares allocated to the account of Mr. Bird under the Employee Savings Plan; and 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which Mr. Bird shares voting and investment power. Mr. Bird's address is 124 Riverstone Parkway, Canton, Georgia 30114.

(4) The Profit Sharing Plan directs that certain stock bonus accounts, and all undistributed income accruing thereon, held in the Trust Fund established under the Plan be invested by the Trustees primarily in shares of the Common Stock. The participants have no power to direct the investment of the stock bonus accounts. Therefore, the Trustees of the Plan are deemed to have investment power with respect to the shares held by the Plan. As a result, the Plan is deemed to be the beneficial owner of the shares held by it and each of the Trustees is deemed to be the indirect beneficial owner of the shares held by the Plan. The Trustees of the Plan are Larry L. Gellerstedt, III and John H. Karr. The address of the Plan and the Trustees is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

(5) With regard to the beneficial ownership of shares of Common Stock by Mr. Gellerstedt, the shares shown include 50,000 shares which Mr. Gellerstedt may acquire upon the exercise of stock options; with regard to Mr. Carmody, the shares shown include 51,547 shares owned jointly with his wife and 33,000 shares which Mr. Carmody may acquire upon the exercise of stock options; with regard to Mr. Smith, the shares shown include 23,500 shares which Mr. Smith may acquire upon the exercise of stock options; with regard to Mr. Wilson, the shares shown include 2,000 shares which Mr. Wilson may acquire upon the exercise of stock options; with regard to Mr. Karr, the shares shown include 1,750 shares which Mr. Karr may acquire upon the exercise of stock options; and with regard to Messrs. Gellerstedt and Karr, the shares shown do not include 749,862 shares for which Messrs. Gellerstedt and Karr share investment power as co-trustees of the Profit Sharing Plan and from which they disclaim beneficial ownership.

(6) The shares shown include 110,048 shares which may be acquired by certain directors and executive officers pursuant to the exercise of stock options; 1,180 shares owned by the spouses of certain directors and executive officers for which the respective persons disclaim beneficial ownership; 79,507 shares voted by a director as trustee and as to which he disclaims any beneficial ownership; 21,093 shares owned by the Henry Curtis Family Trust of 1990 for which a director shares voting and investment power and for which he disclaims any beneficial ownership; and 3,516 shares allocated to the accounts of the directors and executive officers under the Profit Sharing Plan and 354 shares allocated to executive officers under the Employee Savings Plan. The shares shown do not include 749,862 shares for which Messrs. Gellerstedt and Karr share investment power as co-trustees of the Profit Sharing Plan and for which they disclaim beneficial ownership.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than fifteen persons and that the number of directors shall be determined from time to time by the Board of Directors. The Articles of Incorporation of the Company further provide that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years or until their successors are elected and qualified. The Board currently consists of 11 members.

     Mr. F. Duane Ackerman resigned from the Board of Directors effective December 31, 1998 and Mr. Joe W. Rogers, Jr. was appointed by the Board of Directors to succeed Mr. Ackerman as a director in the class whose term expires at the 2000 Annual Meeting.

     The Board of Directors has nominated Henry Curtis VII, C. Douglas Miller and G. Harold Northrop to stand for election as directors at the Annual Meeting. Each of Messrs. Curtis, Miller and Northrop is presently a member of the Board of Directors whose term is scheduled to expire at the Annual Meeting. Each nominee has consented to serve as a director if elected. If elected by the shareholders, Messrs. Curtis, Miller and Northrop will serve a three-year term which will expire at the time of the 2002 Annual Meeting of Shareholders or at the time their successors are elected and qualified.

     If any of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board of Directors locates a suitable candidate or candidates, or by resolution reduce the authorized number of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT MESSRS. CURTIS, MILLER AND NORTHROP AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below is certain information regarding the three nominees for director and all current directors whose terms of office will continue after the Annual Meeting. Information regarding their beneficial ownership of Common Stock of the Company is as of December 31, 1998.

            PERSONS NOMINATED TO SERVE UNTIL THE 2002 ANNUAL MEETING

     HENRY CURTIS VII served as Vice President of the Company from April 1995 until his retirement in May 1998. He served as Vice President of Sales Support of Curtis 1000 Inc. from 1992 to March 1995. He previously served as Director of Administration and Sales Support of Curtis 1000 Inc. from 1990 to 1992. Mr. Curtis served as Director of Employee Benefits of the Company from 1983 to 1990 and has held various positions with the Company and its wholly-owned subsidiaries, Curtis 1000 Inc. and Vanier Graphics Corporation, since 1971. He has been a director of the Company since 1989. Mr. Curtis is 50. He beneficially owns 238,625 shares (1.5%) of the Common Stock.(1)

     C. DOUGLAS MILLER has been Chairman of the Board and Chief Executive Officer of Norrell Corporation since October 27, 1997 and served as President and Chief Executive Officer of Norrell Corporation from October 15, 1993 to October 27, 1997. He joined Norrell Services, Inc., a subsidiary of Norrell Corporation, in 1979, and served as President and Chief Operating Officer of Norrell Corporation from 1990 to his election as President and Chief Executive Officer. Mr. Miller is also Chairman of the Board of Directors of Norrell Corporation. Mr. Miller has been a director of the Company since April 24, 1996. Mr. Miller is 57. He beneficially owns 1,693 shares of the Common Stock.*(2)

     G. HAROLD NORTHROP has been Vice Chairman of the Board of Trustees of the Ida Cason Callaway Foundation, a nonprofit foundation (the "Foundation"), since 1992 and Chairman of the Executive Committee of the Board of Trustees of the Foundation since 1991. He also has served as a Trustee of the Foundation and a director of Callaway Gardens Resort, Inc., which operates Callaway Gardens, a resort and convention center, since 1972. Mr. Northrop was President and Chief Executive Officer of the Foundation from 1972 until 1991 and was President and Chief Executive Officer of Callaway Gardens Resort, Inc. from 1972 until 1990. Mr. Northrop has been a director of the Company since 1986. He also is a director of SunTrust Bank of Columbus, Georgia and John H. Harland Company. Mr. Northrop is 63. He beneficially owns 9,628 shares of the Common Stock.*(2)

                DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING

     THOMAS F. KELLER, Ph.D. has been R.J. Reynolds Professor of Business Administration at Duke University since 1974 and served as Dean of the Fuqua School of Business at Duke University from 1974 until his retirement on June 30, 1996. Dr. Keller has been a director of the Company since 1992. Dr. Keller is also a director of Ladd Furniture, Inc., Nations Funds, Inc., Nations Fund Portfolios, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., Nations LifeGoal Funds, Inc., Hatteras Income Securities, Inc., The Mentor Family of Funds, Dimon, Incorporated, Wendy's International, Inc., Biogen, Inc., Triangle Community Foundation, and North Carolina Zoological Society and a trustee of Nations Institutional Reserves, Nations Fund Trust and Spillman College. Dr. Keller is 67. He beneficially owns 7,166 shares of the Common Stock.*(2)

     DANIEL W. McGLAUGHLIN was President and Chief Executive Officer of Equifax, Inc. from January 1, 1996 until January 1, 1998 and has served as a director of Equifax since 1990. He joined Equifax in August 1989 as Senior Vice President, Information Technology and served as Executive Vice President from January 1991 to December 1992, and as President and Chief Operating Officer from January 1993 to December 1995. Mr. McGlaughlin is Chairman of The Georgia Industrial Fellowships for Teachers and Chairman of the Board of Trustees of the Atlanta Botanical Gardens. Mr. McGlaughlin has been a director of the Company since July 1996. Mr. McGlaughlin is also a director of Equifax Inc., ChoicePoint, FORE Systems, Inc., Nichols Research Corporation, Wachovia Corporation of Georgia and its subsidiary Wachovia Bank of Georgia, N.A., and the Atlanta United Way. Mr. McGlaughlin is 62. He beneficially owns 6,877 shares of the Common Stock.*(2)

     JOE W. ROGERS, JR. serves as Chairman, Chief Executive Officer and President of Waffle House, Inc., a 24-hour fast food restaurant chain of over 1,100 restaurants located in 25 states. Restaurants are company-owned and franchised with approximately a 50/50 mix. Mr. Rogers became Chief Executive Officer and President in 1973. Waffle House is a privately held corporation, and Mr. Rogers is the controlling shareholder. Mr. Rogers is 52. He beneficially owns 5,200 shares of the Common Stock.*

     WILLIAM B. STOKELY, III is Chairman and President of The Stokely Company, a personal investment holding company, Stokely Hospitality Properties Inc., and Tellico Development Corporation, and Managing/Operating Partner of Stokely Hospitality Enterprises. Mr. Stokely is also Chairman and President of the William B. Stokely Foundation. Mr. Stokely served as Chairman of the Board and Chief Executive Officer of Stokely Van Camp, Inc. from 1981 until 1983 and worked for the company for 20 years. Mr. Stokely serves as Chairman of the Board of the Greater Knoxville Sports Corporation and also serves on the University of Tennessee Development Council and Business Advisory Council and is on the Berry College Board of Trustees. He has been a director of the Company since December 11, 1997. Mr. Stokely is 58. He beneficially owns 13,300 shares of the Common Stock.*(1)

                DIRECTORS TO SERVE UNTIL THE 2001 ANNUAL MEETING

     LARRY L. GELLERSTEDT, III was named Chairman, Chief Executive Officer and President of the Company on May 8, 1998. He became President and Chief Executive Officer of the Company on March 30, 1998. He was previously employed at Beers Construction Company ("Beers") in Atlanta, Georgia from 1978 through 1997. He is currently the non-employee Chairman of the Board of Beers. From November 1990 through December 1997, Mr. Gellerstedt served as Chairman, Chief Executive Officer and President of Beers. Mr. Gellerstedt is a director of ALLTEL Corporation, Rock-Tenn Company, SunTrust Bank, Atlanta, Southern Mills and Beers Construction Company. Mr. Gellerstedt is Chairman of the Board of ESR Children's Health Care System, Inc., and serves on the boards of the Metropolitan Atlanta YMCA, Jesse Parker Williams Foundation, and the Commerce Club. Mr. Gellerstedt is 42. He beneficially owns 72,242 shares of the Common Stock.*(2)

     HOLLIS L. HARRIS served as Chairman, President and Chief Executive Officer of Air Canada from January 1993 until his retirement on August 1, 1996. He previously served as Vice Chairman, President and Chief Executive Officer of Air Canada from February 1992 until December 1992. He was Chairman of the Board of Directors, President and Chief Executive Officer of Continental Airlines, Inc. and President and Chief Executive Officer of Continental Airlines Holdings, Inc. from 1990 until 1991. Mr. Harris served as President and Chief Operating Officer of Delta Air Lines, Inc. from 1987 to 1990. Mr. Harris has been a director of the Company since 1988. Mr. Harris is 67. He beneficially owns 930 shares of the Common Stock.*

     W. STELL HUIE has been Senior Counsel to the law firm of Long Aldridge & Norman LLP, general counsel to the Company, since January 1995. He previously was a Senior Partner in Long Aldridge & Norman LLP from 1984 until January 1995. He has been a practicing attorney since 1953. Mr. Huie has been a director of the Company since 1968. Mr. Huie is 68. He beneficially owns 26,945 shares of the Common Stock.*(1)(2)

     JAMES F. McDONALD has been President and Chief Executive Officer of Scientific-Atlanta, Inc., a communications company, since July 1993. From July 1991 until July 1993, Mr. McDonald was a general partner in the venture capital firm of J.H. Whitney & Co. Mr. McDonald is a director of Burlington Resources, Inc., Frontier Corporation and Scientific Atlanta, Inc. He has been a director of the Company since December 11, 1997. Mr. McDonald is 59. He beneficially owns 1,300 shares of the Common Stock.*
---------------

  * Less than one percent of the outstanding shares of Common Stock.

(1) With regard to Mr. Curtis, the shares shown include 6,950 shares which Mr. Curtis may acquire upon the exercise of stock options, 1,458 shares allocated to Mr. Curtis' account under the Profit Sharing Plan, 98 shares allocated to Mr. Curtis' account under the Employee Savings Plan, 79,507 shares voted by him as trustee of certain family trusts and for which he disclaims any beneficial ownership and 21,093 shares for which he shares voting and investment power as co-trustee of a family trust and for which he disclaims any beneficial ownership; with regard to Mr. Stokely, the shares shown include 10,000 shares voted by him as Chairman and President of the William B. Stokely, Jr. Foundation and for which he disclaims any beneficial ownership; and with regard to Mr. Huie, the shares shown include 1,180 shares owned by Mr. Huie's wife for which Mr. Huie disclaims any beneficial ownership.

(2) With regard to each of Messrs. McGlaughlin and Miller, the shares shown include 1,277 shares which he may acquire upon the exercise of stock options; with regard to each of Messrs. Keller and Northrop, the shares shown include 6,216 shares which he may acquire upon the exercise of stock options; with regard to Mr. Gellerstedt, the shares shown include 50,000 shares which he may acquire upon the exercise of stock options; and with regard to Mr. Huie, the shares shown include 4,939 shares which he may acquire upon the exercise of stock options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Executive Committee, a Compensation and Nominating Committee (the "Compensation Committee"), an Audit Committee, and a Finance and Strategic Planning Committee. During the fiscal year ended December 31, 1998, the Board of Directors also had a Search Committee. Each committee has a charter which defines its membership qualifications, duties and responsibilities. During fiscal 1998, the Board of Directors held six meetings, the Executive Committee held six meetings, the Compensation Committee held five meetings, the Audit Committee held three meetings, the Finance and Strategic Planning Committee held five meetings and the Search Committee held five meetings. Attendance at meetings of the Board of Directors and its committees as a whole averaged 89%. Each incumbent director except Mr. McDonald attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors of which he was a member held during the period in the Company's 1998 fiscal year during which he served.

     The Executive Committee is composed of Messrs. Northrop (Chairman), Gellerstedt, Huie and McGlaughlin. This committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Articles of Incorporation or bylaws of the Company, forming, appointing initial members of or delegating responsibility to committees of the Board, filling vacancies on the Board of Directors or any of its committees, approving or proposing to the shareholders action that is required to be approved by the shareholders, or approving a plan of merger that does not require shareholder approval. The Executive Committee is also responsible for reviewing and advising the full Board on management succession issues, including making recommendations to the full Board with respect to selection of a new Chief Executive Officer. The outside director members of the Executive Committee are responsible for reviewing, at least annually, the Board's corporate governance principles and practices.

     The Executive Committee is responsible for conducting periodic reviews on at least an annual basis of the Board's performance in order to increase the effectiveness of the Board. The Executive Committee evaluates the Board's performance as a body, including the independence of the Board and the range of experience, expertise and availability of individual Directors. The Executive Committee reviews the Board's relationship with management to ensure that the Board is receiving adequate information and that the Board's involvement with management is effective. The Executive Committee reports its findings to the Board and makes recommendations to improve the Board's performance including any proposals regarding changes in the membership of the Board. All actions of the Executive Committee are submitted for review and ratification by the full Board of Directors.

     The Compensation Committee is composed entirely of outside directors, including Messrs. Huie (Chairman), Harris, Miller and Stokely. Mr. Ackerman served on the Compensation Committee during fiscal 1998 and was replaced by Mr. Miller effective January 1, 1999. This committee is responsible for evaluating the performance of the Company's Chief Executive Officer, setting his annual and long-term performance goals, evaluating his performance against such goals and recommending his salary, bonus and long-term incentives. The committee reviews the performance of the Chief Executive Officer, recommends to the Board the amount of base compensation and the form of bonus compensation of executive officers of the Company and recommends to the Board nominees for election to the Board of Directors. The Compensation Committee will consider nominees for director recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Article III, Section 2 of the bylaws of the Company. See "Shareholder Proposals For 2000 Annual Meeting."

     The Audit Committee is composed entirely of outside directors, including Messrs. Keller (Chairman), Harris, Rogers and McDonald. Mr. Miller served on the Audit Committee during fiscal 1998 and was replaced by Mr. Rogers effective January 1, 1999. This committee is responsible for the review and evaluation of the Company's internal controls and accounting procedures and risk management program and for the review of audit reports with the Company's independent auditors to ensure that the financial information is accurate, timely and includes the appropriate disclosure. In addition, this committee makes recommendations to the Board of Directors concerning the appointment of independent auditors and provides a communication link between the auditors and the Board of Directors.

     The Finance and Strategic Planning Committee is composed of Messrs. McGlaughlin (Chairman), Curtis, McDonald, Miller and Northrop. The committee is responsible for reviewing or recommending to the full Board of Directors, as required, the long-term business goals and strategies of the Company. The Committee is responsible for reviewing and making recommendations to the full Board with respect to material changes to the financial plans and policies including the capitalization of the Company, dividend policy, offering terms of corporate securities, equity and debt funding for the Company's subsidiaries and affiliates and other significant financial transactions. The Committee reviews and recommends to the Board approval of long-term business objectives and strategic plans, including acquisitions, joint ventures, or dispositions of businesses and capital assets (transactions) and the financing of such transactions. The Committee also reviews the business development activity and the allocation of corporate resources.

     The Search Committee was composed of Messrs. Northrop (Chairman), Huie and Keller. The committee was responsible for negotiating a severance arrangement with the Company's former President and Chief Executive Officer, negotiating the compensation arrangement with the Company's Interim President and Chief Executive Officer and taking all steps necessary to hire a new President and Chief Executive Officer. The Search Committee was disbanded on February 24, 1998.

DIRECTOR COMPENSATION

     Nonemployee directors of the Company are compensated for their services through a combination of cash, restricted stock awards and stock option grants. Each nonemployee director may elect to defer some or all of his cash compensation. The specifics are described below.

                               CASH COMPENSATION

     Nonemployee directors receive a quarterly retainer fee of $3,750 plus $1,100 for each meeting of the Board of Directors attended, and a nonemployee Chairman of the Board receives an additional fee of $500 for each meeting of the Board of Directors attended. Nonemployee directors who are members of the Executive Committee, the Compensation Committee, the Audit Committee or the Finance and Strategic Planning Committee receive $750 for each committee meeting attended, and nonemployee chairmen of these committees receive an additional fee of $500 for each committee meeting attended. Nonemployee directors who were members of the Search Committee received $1,100 for each committee meeting attended, and the nonemployee chairman of this committee received an additional $500 for each committee meeting attended. Directors who are salaried employees of the Company or any of its subsidiaries generally do not receive fees for their services as directors. However, Mr. Carmody continued to receive nonemployee directors' fees for the period November 7, 1997 to March 30, 1998, during which he served as Interim President and Chief Executive Officer of the Company. See "Table 1: Summary Compensation Table."

     The Board of Directors asked Mr. Northrop to provide additional services in assisting the Company's management personnel and in transitioning management. For these additional services, Mr. Northrop was paid $40,000 during fiscal 1998.

                              NONCASH COMPENSATION

     1993 Directors Stock Incentive Plan. The American Business Products, Inc. 1993 Directors Stock Incentive Plan, effective as of October 1, 1993, and as amended December 11, 1996 and May 8, 1998 (the "1993 DSIP"), currently provides for the discretionary grant of nonqualified stock options ("NSOs") to directors who are not otherwise compensated employees of the Company or its subsidiaries. The 1993 DSIP also provides that as of the date of the annual shareholders meeting at the beginning of each year for which a nonemployee director is reelected or continues to serve as a director, he will receive an award of 100 shares of the Common Stock, subject to certain restrictions ("restricted stock"). Newly elected directors receive an award of 200 shares. No director may receive more than 2,000 shares of restricted stock under this plan.

     Ten directors currently are eligible to participate in the 1993 DSIP. During the fiscal year ended December 31, 1998, the plan committee granted NSOs to purchase 4,000 shares of the Common Stock at an option price of $22.50 per share to each of the following directors of the Company: Messrs. Ackerman, Harris, Huie, Keller, McDonald, McGlaughlin, Miller, Northrop and Stokely. During the fiscal year ended December 31, 1998, the plan committee awarded 100 shares of restricted stock to each of Messrs. Ackerman, Harris, Huie, Keller, McDonald, McGlaughlin, Miller, Northrop and Stokely. Upon his election to the Board of Directors, the plan committee awarded 200 shares of restricted stock to Mr. Rogers.

     Subject to approval of the shareholders, the Board of Directors has adopted the American Business Products, Inc. 1999 Incentive Compensation Plan, a new plan designed to provide incentive compensation to both nonemployee directors and key employees of the Company. (See Proposal 2 -- APPROVAL AND ADOPTION OF THE AMERICAN BUSINESS PRODUCTS, INC. 1999 INCENTIVE COMPENSATION PLAN.) The new plan is designed to replace the 1993 DSIP, and any shares authorized under that plan that remain available for issuance will be "transferred" to the new plan. The company is using this method of transferring available shares rather than asking for additional new shares for the new plan in order to avoid shareholder dilution. If any awards are made under the 1993 DSIP between the date of this proxy and the shareholders' approval of the new 1999 Incentive Compensation Plan, the number of shares available under the new plan will be diminished. Upon shareholder approval of the new plan, no further grants or awards shall be made under the 1993 DSIP.

     Deferred Compensation Plan for Directors. The Company maintains the Deferred Compensation Plan for Directors in which all nonemployee directors of the Company are eligible to participate. If a director elects to participate, the director may elect to defer retainer fees, meeting fees or all fees otherwise payable to him for service on the Board of Directors. At the election of each participant, amounts deferred under the plan prior to April 1, 1994 are treated as if invested under either a "cash deferral program" or a "phantom stock program." Under the cash deferral program, the deferred fees are credited with deemed interest at a rate determined from time to time by a committee appointed by the Board of Directors of the Company. Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of the Common Stock of the Company. A bookkeeping account is set up for the participant which is credited with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees at the time of deferral. The number of stock units credited to the participant is adjusted periodically to account for dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of the Common Stock. All amounts deferred under the plan on or after April 1, 1994 are invested under the cash deferral program.

     Generally, a participant will receive payment of his benefit under the plan in quarterly installments over five years, in cash, beginning after he attains age 70 or, if later, after he retires or otherwise leaves the Board of Directors of the Company. The amount of each cash payment is determined, in the case of the cash deferral program, by the amount of fees deferred plus the interest accrued thereon or, in the case of the phantom stock program, by the number of stock units credited to the participant's account and the market value per share of the Common Stock. If a participant dies before receiving full payment of his benefit under the plan, the remaining amount will be paid in a lump sum, in cash, to his beneficiary.

     Of the executive officers of the Company named in the Summary Compensation Table, only Mr. Carmody received fees for services as a director. Mr. Carmody received no fees for his service as a director prior to his retirement from employment with the Company on June 30, 1996; thereafter, he received fees for his services as a nonemployee director and Chairman of the Board of Directors until May 8, 1998. No amounts have been deferred by Mr. Carmody under the plan. For the 1998 fiscal year, $105,936.94 representing deemed interest at the rate of 10.29% was credited pursuant to the cash deferral program under the plan and
241.49 stock units representing dividends on phantom stock units, were credited pursuant to the phantom stock program under the plan for the benefit of all current nonemployee directors participating in the plan as a group.

     Deferred Compensation Investment Plan (Directors). The Deferred Compensation Investment Plan (Directors) was implemented as a one-time deferral plan in 1985 for nonemployee directors of the Company. No directors other than those who elected to participate in 1985 have entered the plan. Each participant could elect to defer some or all of his 1985 annual compensation for services as a director to be invested in the plan. The Company has invested the deferred funds in company-owned life insurance contracts, but the Company may change its investment at any time. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions.

     A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.

     A participant becomes fully vested in his benefit (i) if he remains on the Board of Directors to age 60, (ii) if prior to retirement, he becomes disabled or dies, or (iii) upon a change in control of the Company. Upon retirement or other termination of service as a director after attaining age 60, a participant (or his beneficiary if he dies) generally will receive equal monthly payments, beginning at the later of age 70 or retirement, for a period of ten years. If a participant terminates his service on the Board of Directors prior to attaining age 60 for reasons other than death or disability, he or his beneficiary will receive a lump-sum payment of the amount of compensation he has deferred, plus interest compounded at an annual rate of 12%.

     In fiscal 1998, no amounts were paid under the plan to any current director, no amounts were deferred by any current director, and the Company incurred expense of $50,808 for all current and retired directors who participate in this plan.

     Consulting Agreement with Henry Curtis VII. In May 1998, Henry Curtis VII retired from his 28-year career with the Company. Mr. Curtis most recently served as a Vice President of the Company from 1995 until his retirement, and continues to serve as a director of the Company. In recognition of his dedication and service to the Company, and in exchange for his assistance in transitioning certain duties, the Company entered into a consulting agreement with Mr. Curtis, dated May 26, 1998, which provided certain payments and benefits through December 31, 1998. Further, any stock options held by Mr. Curtis on December 31, 1998 became 100% exercisable and remain exercisable until March 31, 1999. The Company also agreed to make certain payments to him each year (beginning in 2000) to assist him with the cost of group health insurance coverage for himself and his family until he reaches age 65.

                             EXECUTIVE COMPENSATION

     Table 1 summarizes by various categories, for the fiscal years ended December 31, 1998, 1997 and 1996, the total compensation earned by (i) the Chief Executive Officer of the Company, (ii) each of the four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1998 and whose salary and bonus for the fiscal year ended December 31, 1998 exceeded $100,000, and (iii) the Interim Chief Executive Officer of the Company from January 1, 1998 through March 30, 1998 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Compensation Committee in recommending the compensation of the Chief Executive Officer of the Company and, generally, the other executive officers of the Company, see "Compensation and Nominating Committee Report" below.

                      TABLE 1:  SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                      COMPENSATION AWARDS
                                                                    -----------------------
                                                                    RESTRICTED   SECURITIES
                                          ANNUAL COMPENSATION         STOCK      UNDERLYING    ALL OTHER
NAME AND                              ---------------------------     AWARDS      OPTIONS     COMPENSATION
PRINCIPAL POSITION                    YEAR   SALARY(1)   BONUS(2)      ($)          (#)           (3)
------------------                    ----   ---------   --------   ----------   ----------   ------------
L.L. Gellerstedt, III (4)...........  1998   $341,138    $100,000    $250,000      50,000                0
  President and Chief Executive
     Officer

T.R. Carmody (5)....................  1998    142,252           0           0           0           94,852
  Interim President and Chief         1997     45,000           0           0           0           39,047
  Executive Officer from November 7,  1996    237,500           0           0           0          878,026
  1997 through March 30, 1998

R.G. Smith..........................  1998    235,800     115,190           0      24,000           12,398
  Vice President                      1997    220,000           0           0      84,000           11,801
  Finance and Chief                   1996    200,000      75,000           0       5,000                0
  Financial Officer

R.J. Wilson (6).....................  1998    146,300      73,478           0      14,000            4,631
  Corporate Controller                1997     70,771      17,500           0       8,000                0

J. H. Karr (7)......................  1998    131,900      63,164           0      14,000            4,271
  Treasurer and Assistant Secretary   1997     62,500      15,625           0       7,000           25,000

C.R. Williams (8)...................  1998    108,719      80,060           0      29,000              469
  Vice President and Chief
  Information Officer

---------------

(1) Includes before-tax contributions made to the Employee Savings Plan, the Company's tax-qualified Code Section 401(k) plan, during fiscal 1998 by Messrs. Smith, Wilson and Karr, and during fiscal 1997 by Mr. Smith.

(2) Reflects cash bonus awards earned by Messrs. Smith, Wilson, Karr and Williams, and a stock bonus award earned by Mr. Gellerstedt during the respective fiscal years for the achievement of performance criteria pursuant to the Annual Management Incentive Bonus Plan. In October 1998, before any amounts under the Company's Bonus Plan were earned or calculable, Mr. Gellerstedt recommended to the Compensation Committee that his bonus for 1998 be limited to $100,000 and that any excess over $100,000 that the Compensation Committee might otherwise have considered granting to him under the

    Bonus Plan formula be used, at the discretion of the Compensation Committee, for merit bonuses to other employees. The Compensation Committee, in exercising its sole right to determine bonuses, honored Mr. Gellerstedt's recommendation and set his 1998 bonus under the Plan at $100,000. At the end of the performance period, the actual bonus formula resulted in an excess of $135,000, which the Compensation Committee granted as discretionary bonuses (in addition to any bonuses earned under the 1998 Bonus Plan) to selected executives based on their efforts during 1998 and contributions to overall results that were viewed as substantial.

(3) All Other Compensation earned during fiscal 1998 includes the following: (i) Company contributions to the Profit Sharing Plan, the Company's tax-qualified profit sharing retirement plan: Mr. Smith -- $6,646, Mr. Wilson -- $3,220, and Mr. Karr -- $2,984; (ii) Company matching contributions to the Employee Savings Plan: Mr. Smith -- $1,600, Mr.
    Wilson -- $772, and Mr. Karr -- $716; (iii) group term life insurance premiums paid by the Company: Mr. Smith -- $893, Mr. Wilson -- $639, Mr. Karr -- $571, and Mr. Williams -- $469; (iv) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Smith -- $3,259; and (v) the following payments to Mr. Carmody attributable to the period January 1, 1998 through March 30, 1998 during which he served as Interim President and Chief Executive Officer: nonemployee directors' quarterly retainer fee -- $5,325, nonemployee directors' meeting fees -- $5,450, Supplemental Retirement Income Plan -- $43,750, Deferred Compensation Investment Plan
    (Executives) -- $13,950, transfer of automobile -- $8,877, and payments for community activities -- $17,500.

    All Other Compensation earned during fiscal 1997 includes the following: (i) Company contributions to the Profit Sharing Plan: Mr. Smith -- $5,424; (ii) Company contributions to the Employee Savings Plan: Mr. Smith -- $1,600;
    (iii) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Smith -- $4,777; (iv) the following payments to Mr. Carmody attributable to the period November 7 through December 31, 1997 during which he served as Interim President and Chief Executive Officer: nonemployee directors' quarterly retainer fee -- $2,188, nonemployee directors' meeting fees
     -- $3,200, Supplemental Retirement Income Plan -- $25,521, and Deferred Compensation Investment Plan (Executives) -- $8,138; and (v) with respect to Mr. Karr -- $25,000 representing a moving allowance.

    All Other Compensation earned during fiscal 1996 includes the following: (i) Company contributions to the Profit Sharing Plan: Mr. Carmody -- $7,950;
    (ii) premiums paid by the Company for life insurance policies, any proceeds of which are payable to the respective beneficiaries designated by the named executive officers: Mr. Carmody -- $1,310; (iii) a special bonus paid in lieu of certain contributions to the Profit Sharing Plan due to limitations imposed by the Internal Revenue Service: Mr. Carmody -- $32,166; (iv) expense incurred by the Company under the Deferred Compensation Investment Plan (Executives): Mr. Carmody -- $39,000; (v) the cash surrender value of a life insurance policy transferred to Mr. Carmody on September 9, 1996 -- $675,600; and (vi) expense incurred by the Company under the Supplemental Retirement Income Plan: Mr. Carmody -- $122,000.

(4) Mr. Gellerstedt became President and Chief Executive Officer of the Company as of March 30, 1998.

(5) Mr. Carmody retired from his employment with the Company on June 30, 1996; his 1996 salary is attributable to the period January 1, 1996 to June 30, 1996. From November 7, 1997 through March 30, 1998, Mr. Carmody held the positions of Interim President and Chief Executive Officer; his 1997 salary is attributable to the period November 7, 1997 through December 31, 1997; his 1998 salary is attributable to the period January 1, 1998 through March 30, 1998. See "Employment and Other Agreements" for a description of the agreement pursuant to which Mr. Carmody served.

(6) Mr. Wilson began employment and became the Company's Corporate Controller as of June 30, 1997.

(7) Mr. Karr began employment with the Company on June 30, 1997, and became Treasurer on July 23, 1997 and Assistant Secretary on December 9, 1998.

(8) Mr. Williams began employment with the Company and became the Vice President and Chief Information Officer on March 30, 1998.

OPTION GRANTS

     Table 2 sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended December 31, 1998. Included in such information, in accordance with the rules and regulations of the Commission, is the potential realizable value of each option granted, calculated using the 5% and 10% option pricing model.

                  TABLE 2:  OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS                                       VALUE AT ASSUMED
------------------------------------------------------------------------------------      ANNUAL RATES OF
                               NUMBER OF     % OF TOTAL                                     STOCK PRICE
                              SECURITIES      OPTIONS                                    APPRECIATION FOR
                              UNDERLYING     GRANTED TO    EXERCISE OR                      OPTION TERM
                                OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                          GRANTED (1)   FISCAL YEAR    (PER/SH) (2)    DATE (3)       5%         10%
----                          -----------   ------------   ------------   ----------   --------   ----------
L.L. Gellerstedt............    50,000         10.71         $22.4375       3/30/08    $705,541   $1,787,979
T.R. Carmody................         0            --               --            --          --           --
R.G. Smith..................    24,000          5.14         $21.5625      12/09/08     325,452      824,761
R.J. Wilson.................    14,000          3.00         $21.5625      12/09/08     189,847      481,111
J. H. Karr..................    14,000          3.00         $21.5625      12/09/08     189,847      481,111
C.R. Williams...............     5,000          1.07         $  22.50      05/08/08      70,750      179,296
                                24,000          5.14         $21.5625      12/09/08     225,453      824,761

---------------

(1) 50,000 options were granted to Mr. Gellerstedt on March 30, 1998, which were immediately exercisable, pursuant to the provisions of his offer of employment. An aggregate of 76,000 options were granted to the named executive officers on December 9, 1998, under the terms of the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan"). Other than the options granted to Mr. Gellerstedt, the options will become exercisable in increments, with 25% of the option shares becoming exercisable on the first anniversary of the date of grant, an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full exercisability occurring on the fourth anniversary date.

(2) The exercise price of an option may be paid in cash, by delivery of shares of the Common Stock, by broker-assisted cashless exercise or by a combination thereof, subject to certain conditions. To the extent that the exercise price of an option is paid with shares of the Common Stock, the optionee may be eligible for a reload option if he is still employed by the Company at the time of exercise. The options granted on December 9, 1998 are limited to one reload. A reload option is an option granted for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price, which is the fair market value of the Common Stock on the date the reload option is granted.

(3) The options were granted for a term of 10 years, subject to earlier termination upon occurrence of certain events related to termination of employment or change of control of the Company.

OPTION EXERCISES

     Table 3 sets forth the number of shares of the Common Stock acquired upon the exercise of options by the named executive officers during the fiscal year ended December 31, 1998, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by unexercised options (both exercisable and unexercisable) as of December 31, 1998, and (ii) the respective values of "in-the-money" options, which represent the positive spread between the exercise price of existing options and the fair market value of the Common Stock at December 31, 1998, which was $23.50.

            TABLE 3: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                                FISCAL YEAR-END
                                                           ---------------------------------------------------------
                                                                NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                EXERCISES DURING YEAR                OPTIONS                IN-THE-MONEY OPTIONS
                              --------------------------       AT FISCAL YEAR-END            AT FISCAL YEAR-END
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   --------   -----------   -------------   -----------   -------------
L.L. Gellerstedt............         0             $0        50,000              0         $53,125       $      0
T.R. Carmody................         0              0        33,000              0         216,500              0
R.G. Smith..................         0              0        23,500         89,500          71,406        246,968
R.J. Wilson.................         0              0         2,000         20,000           7,375         49,250
J.H. Karr...................         0              0         1,750         19,250           6,453         46,484
C.R. Williams...............         0              0             0         29,000               0         51,500

LONG-TERM INCENTIVE COMPENSATION

     Table 4 sets forth information regarding the long-term incentive awards granted to the named executive officers during the fiscal year ended December 31, 1998. Included in this information, in accordance with the rules and regulations of the Commission, are the potential threshold, target and maximum amounts of future payments under awards that are not based on the Company's stock price.

        TABLE 4: LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                    PERFORMANCE
                                   NUMBER OF         OR OTHER              ESTIMATED FUTURE PAYOUTS
                                 SHARES, UNITS     PERIOD UNTIL        UNDER NON-STOCK PRICE-BASED PLANS
                                   OR OTHER        MATURATION OR     -------------------------------------
NAME                             RIGHTS(#)(1)         PAYOUT         THRESHOLD($)   TARGET($)   MAXIMUM($)
----                             -------------   -----------------   ------------   ---------   ----------
L.L. Gellerstedt(2)............          0                      --     $     0       $     0    $        0
R.G. Smith.....................     70,000       1/1/99 - 12/31/00      14,000        70,000       175,000
                                                 1/1/99 - 21/31/01      14,000        70,000       175,000
R.J. Wilson....................     35,000       1/1/99 - 12/31/00       7,000        35,000        87,500
                                                 1/1/99 - 12/31/01       7,000        35,000        87,500
J.H. Karr......................     30,000       1/1/99 - 12/31/00       6,000        30,000        75,000
                                                 1/1/99 - 12/31/01       6,000        30,000        75,000
C.R. Williams..................     35,000       1/1/99 - 12/31/00       7,000        35,000        87,500
                                                 1/1/99 - 12/31/01       7,000        35,000        87,500

---------------

(1) Payouts of awards for the 1999-2000 performance period and the 1999-2001 performance period are tied to achieving specified levels of economic profit (as defined elsewhere in this proxy statement). The target amount will be earned for each period if 100% of the targeted economic profit goal established for that period is achieved. The threshold amount for each period will be earned at the achievement of 87% of the targeted goals, whereas the maximum awards will only be earned for achieving 127% of the target performance goals.

(2) Mr. Gellerstedt did not receive long-term incentive awards in fiscal year 1998 other than those reported in Table 1: Summary Compensation Table and Table 2: Option Grants in Last Fiscal Year, which were made to him under the provisions of his offer of employment. After year-end, the Board of Directors approved a separate long-term incentive arrangement for Mr. Gellerstedt that is discussed in more detail in the Compensation and Nominating Committee Report on Executive Compensation as well as in the section covering Compensatory Plans and Arrangements.

COMPENSATORY PLANS AND ARRANGEMENTS

     Set forth below is information regarding the Company's compensatory plans and arrangements under which the named executive officers have vested rights to receive future payments in an amount exceeding $100,000. Consistent with the Company's pay-for-performance philosophy, the Company currently does not intend to include any new participants under the Supplemental Retirement Income Plan.

     Supplemental Retirement Income Plan. The Supplemental Retirement Income Plan (the "SRIP") is a nonqualified plan established for the benefit of certain executives that generally provides fixed monthly cash payments for life upon retirement, with guaranteed payments to the participant or his beneficiary for a minimum of 15 years. Annual payments generally are equal to 50% of the highest annual compensation (base salary plus bonus) paid to a vested participant during the last three years in which the participant received his annual salary prior to reaching age 62, but amounts payable under the plan are subject to dollar limits set by the Board of Directors for each participant.

     Mr. Carmody, who retired on June 30, 1996, is entitled to and is receiving benefits of $175,000 per year under the plan. Benefit payments of $43,750 under the SRIP attributable to the period January 1, 1998 through March 30, 1998, during which Mr. Carmody served as Interim President and Chief Executive Officer of the Company are included in "Table 1: Summary Compensation Table." Expenses incurred by the Company in fiscal 1998 for the benefit of Mr. Carmody were $128,183. None of the other named executive officers participates in or has any vested benefit under the SRIP.

     Deferred Compensation Investment Plan (Executives). The Deferred Compensation Investment Plan (Executives) is a nonqualified plan that permitted certain executives to make a one-time election to defer a specified amount of his 1985 annual compensation. The maximum annual amount of benefit payable to a fully vested participant is specified in the participant's joiner agreement with the Company but may be reduced due to certain adverse changes in federal income tax provisions. A participant's vested benefit will never fall below the amount of the deferral, plus interest compounded at an annual rate of 12%.

     Mr. Carmody, who retired on June 30, 1996, is entitled to and is receiving his maximum benefit of $55,800 per year under the plan. Benefits of $13,950 attributable to the period January 1, 1998 through March 30, 1998, during which Mr. Carmody served as Interim President and Chief Executive Officer of the Company are included in "Table 1: Summary Compensation Table." Expenses incurred by the Company for the benefit of Mr. Carmody in fiscal 1998 were $40,875. None of the other named executive officers participates in or has any vested benefit under this plan.

EMPLOYMENT AND OTHER AGREEMENTS

     Larry L. Gellerstedt, III. In its offer of employment to Mr. Gellerstedt, the Company agreed to provide certain compensation and benefits to him, in addition to certain signing incentives. The signing incentives are reported in other portions of this proxy. In addition to establishing his base salary and a minimum annual bonus for 1998, the Company agreed to develop a long-term incentive program for Mr. Gellerstedt upon the acceptance of his strategic plan for the Company. It was the Board's intent that this long-term incentive arrangement would, over time, provide potential ownership opportunities for Mr. Gellerstedt of up to two to two and one-half percent of the outstanding shares of the Company. In addition, the Company agreed to provide certain perquisites to Mr. Gellerstedt, including an automobile allowance. Mr. Gellerstedt is eligible to participate in the Company's employee benefit plans pursuant to the eligibility provisions of those plans. The salary and signing incentives provided to Mr. Gellerstedt are more fully described in the "Compensation and Nominating Committee Report -- Chief Executive Officer Compensation."

     Also, pursuant to the offer letter, if the Company terminates Mr. Gellerstedt's employment without cause (as defined in the offer letter) during the first two years of his employment, or if Mr. Gellerstedt voluntarily terminates during that period for good reason (as defined in the offer letter), the Company would continue his base salary plus the amount of his most recent bonus under the Bonus Plan and group health insurance for 12 months. Further, in the event of his termination of employment by the Company (or his voluntary termination for good reason) within two years following a change in control of the Company, the Company will pay Mr. Gellerstedt three times the sum of his base salary then in effect plus the amount of his most recent bonus under the Bonus Plan and will continue his group health insurance coverage for 36 months. Payments made to Mr. Gellerstedt under the change in control provisions will be limited or reduced to avoid the imposition of the golden parachute excise taxes. Prior to payment of any severance or change in control benefits, Mr. Gellerstedt agrees to sign a restrictive covenant containing noncompete, nonsolicitation and nondisclosure provisions to protect the Company for a period of one year following his termination.

     On February 25, 1999, the Company established the terms of Mr. Gellerstedt's compensation for 1999 and the details of the long-term incentive arrangement provided for in his offer of employment. For 1999, Mr. Gellerstedt's base salary will remain at $450,000. He will participate in the Bonus Plan for 1999 (discussed in more detail in the Compensation Committee Report) on the same basis as the Company's other senior executives, except that his annual target award will be 65% of his base salary. Under the long-term incentive arrangement, Mr. Gellerstedt was granted 232,000 stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. These options become exercisable in 25% increments on each of the first four anniversaries of the grant and have a ten-year term. Mr. Gellerstedt also was granted 131,000 shares of performance-based restricted stock that may vest in part or in full, or may be forfeited, based on the Company's growth in earnings per share over the next three years. The grants of stock options and performance-based restricted stock were made under the terms of the Company's 1999 Incentive Compensation Plan, contingent on the approval by shareholders of that plan, which is sought under Proposal 2 of this proxy statement.

     The Company and Mr. Gellerstedt have entered into discussions concerning the provisions of a formal employment agreement. It is the intention of both parties to finalize this agreement in early 1999.

     Thomas R. Carmody. Effective November 7, 1997, the Company entered into an agreement with Thomas R. Carmody pursuant to which Mr. Carmody served as the Company's Interim President and Chief Executive Officer until March 30, 1998, the effective date of Mr. Gellerstedt's appointment as President and Chief Executive Officer of the Company. In exchange for his service, Mr. Carmody received a salary of $142,252 for the period from January 1, 1998 through March 30, 1998. Mr. Carmody was also paid regular nonemployee director fees for the period from January 1, 1997 through May 8, 1998. See "Table 1: Summary Compensation Table."

     Richard G. Smith. The Company entered into an agreement with Richard G. Smith, dated July 25, 1995, pursuant to which Mr. Smith serves as Vice President and Chief Financial Officer of the Company, specifying the terms of his employment. The Company also entered into a separation agreement with Mr. Smith dated February 14, 1998, which superseded and revoked the separation provisions in the July 25, 1995 agreement. The separation agreement provides that, upon the involuntary termination of Mr. Smith's employment by the Company without cause (as defined in the separation agreement) within five years following the date of the separation agreement, the Company will pay Mr. Smith severance pay equal to $18,333.33 a month for a period of 18 months. In addition, the separation agreement provides that upon a termination without cause, the committee administering the 1991 Stock Incentive Plan (or a successor plan) will immediately accelerate the vesting of any outstanding stock options held by Mr. Smith on the date of his termination and will extend the term of exercisability of those options until 12 months following the date of his termination.

     Raymond J. Wilson. The Company entered into an agreement with Raymond J. Wilson, dated May 8, 1997, pursuant to which Mr. Wilson serves as Corporate Controller of the Company. Under that agreement, Mr. Wilson is entitled to participate in the Company's management bonus plan. Mr. Wilson is also entitled to participate in the Company's stock option plan. If the Company terminates Mr. Wilson's employment without cause, the Company must provide Mr. Wilson with nine months of salary.

     John H. Karr. The Company entered into an agreement with John H. Karr dated June 26, 1997, pursuant to which Mr. Karr serves as Treasurer of the Company. Under that agreement, Mr. Karr is entitled to participate in the Company's management bonus plan. Mr. Karr is also entitled to participate in the Company's stock option plan, and was provided a special payment of $25,000 to defray the expense of relocation. That payment must be repaid on a prorated basis if Mr. Karr's employment with the Company is terminated within 25 months of July 15, 1997. If the Company terminates Mr. Karr's employment without cause, the Company must provide Mr. Karr with nine months of salary, outplacement services at a cost of not more than $15,000, and, at the Company's election, either fully vest any Company contributions on Mr. Karr's behalf in the Company's Profit Sharing Plan and Employee Savings Plan or provide an additional severance amount equal to the amount of any unvested contributions.

     Christopher R. Williams. The Company entered into an agreement with Christopher R. Williams, dated March 24, 1998, pursuant to which Mr. Williams serves as Chief Information Officer for the Company. Under that agreement, Mr. Williams is guaranteed to receive a minimum bonus for fiscal year 1998 of 35 percent of his 1998 earned salary. In addition, the agreement provided that management would recommend a grant of 5,000 stock options to Mr. Williams for 1998. If the Company terminates Mr. Williams' employment without cause, the Company must provide him with nine months of base salary plus outplacement services at a cost of $15,000.

COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, the members of the Compensation Committee were Messrs. Huie (Chairman), Ackerman, Harris and Stokely, and Mr. Miller replaced Mr. Ackerman on January 1, 1999. None of them is or has ever been an officer or employee of the Company. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company's Compensation Committee. The arrangement pursuant to which payments were made to Mr. Northrop for certain services rendered by him is described above in "Director Compensation." None of the other members of the Compensation Committee engaged in transactions or had relationships requiring disclosure under Item 404 of Regulation S-K in the fiscal year ended December 31, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The arrangement pursuant to which payments were made to Mr. Northrop for certain services rendered by him is described above in "Director Compensation." There were no other transactions or relationships requiring disclosure under
Item 404 of Regulation S-K for the fiscal year ended December 31, 1998.

                     COMPENSATION AND NOMINATING COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee of the Board of Directors discusses the strategy and objectives according to which the Compensation Committee makes decisions about compensation for the Company's executive officers. The Compensation Committee is composed entirely of independent, nonemployee directors.

COMPENSATION STRATEGY AND OBJECTIVES

     As part of its annual duties and particularly in conjunction with the Company's selection and employment of a new Chief Executive Officer, the Compensation Committee reviewed the overall executive compensation program. The Compensation Committee's main focus in structuring the compensation program for the Company's executive officers is to enhance shareholder value. The Compensation Committee views the executive compensation program as one of the key means by which this goal will be accomplished.

     The underlying objectives of the program support the development of a capable and highly-qualified senior executive team. As a starting point, the Compensation Committee believes it is critical to have a compensation program that enables the Company to attract and retain talented executives. For this reason, the Compensation Committee has adopted a philosophy of providing target annual cash compensation opportunities at the median of the comparison group, and in order to more effectively emphasize long-term performance for 1999, by providing target long-term incentive compensation opportunities at the 75th percentile of the comparison group. This approach supports the Committee's determination that a significant portion of total compensation should consist of short-term and long-term incentive pay that will only be received if aggressive business and financial results are achieved. Further, it is the Compensation Committee's view that the interests of executives should be more closely aligned with those of shareholders, and that providing stock-based compensation is an appropriate means of reaching this objective.

     To ensure that the overall executive program is competitive and supports the objectives outlined, the Compensation Committee believes it is important to consider pay levels and practices at the companies with whom the Company competes for talented executives. Each year, the Compensation Committee compares the components of the Company's executive pay program with those in place at a group of companies that manufacture durable goods (both within and outside the industry). Once the companies are identified for the comparison group, the applicable information relative to those companies is adjusted for size differentials. The Compensation Committee relies upon the assistance of professional consultants in the preparation of the comparison group information. The Compensation Committee believes this comparison group represents the Company's competitors for hiring executives, and recognizes that the executive talent market is broader than either its direct competitors or the companies included in the stock performance graph peer group.

     The three primary components of executive pay -- base salary, annual incentive compensation and long-term incentive compensation -- are discussed in more detail in the following sections of this report.

EXECUTIVE OFFICER COMPENSATION

     Base Salaries. For both the 1998 and 1999 fiscal years, the Compensation Committee targeted base salaries for executive officers at the 50th percentile of pay levels for comparable positions at the companies in the comparison group. The Compensation Committee determines base salaries for executive officers after considering the recommendations of the Chief Executive Officer. The Compensation Committee recommends a base salary for the Chief Executive Officer to the Board of Directors for its approval.

     Salary levels are based on market pay levels and other relevant factors, such as the Company's performance and the individual executive's performance, experience, responsibilities and contribution potential. Salary levels may vary above or below the market pay levels when all these factors are considered, based on the Compensation Committee's subjective assessment of the factors listed above.

     In December 1998, the Compensation Committee reviewed market salary levels for executive officers. The results of that analysis showed that the salaries paid for 1998 were somewhat below the Company's 50th percentile objective of that comparison group. Based on this analysis, the Compensation Committee approved the Chief Executive Officer's recommendations to increase base salaries for selected executives for fiscal year 1999. After considering these increases, base salaries for the executive officers as a whole should be closer to, but remain slightly below, the market 50th percentile.

     Short-Term Incentive Compensation. Under the Company's Annual Management Incentive Bonus Plan (the "Bonus Plan"), the Company's executive officers and other key employees have the opportunity to earn annual cash bonuses based on the degree to which specified performance goals are met. The goals established for this program are consistent with the Company's business objectives for the year. In this manner, the Bonus Plan clearly and directly links executive pay to performance results achieved.

     Under the Bonus Plan for 1998, the specific performance goals for the Company were recommended by the Chief Executive Officer and approved by the Compensation Committee. For the Chief Executive Officer and the Chief Financial Officer, earnings per share was the sole basis for any awards that could be earned for the year. For other executive officers, awards were weighted 75% on company financial performance (actual adjusted income before interest and taxes) and 25% on individual objectives.

     The Compensation Committee established performance measures at "threshold", "target" and "maximum" performance levels for each performance measure. Once the threshold goals are met, awards earned may range from 5% to 100% of base salary for the Chief Executive Officer, from 5% to 80% of base salary for the Chief Financial Officer, and from 5% to 70% of base salary for other executives, based on how actual results compare to the goals set. In addition, performance between designated levels is recognized by straight-line interpolation.

     In determining the results achieved for 1998, the Compensation Committee concluded that income or expense items stemming from any unusual and significant activities, or that resulted from business unit consolidations, should be excluded for purposes of calculating bonuses. The Compensation Committee also believed it would be in the best interests of the shareholders to set a threshold corporate performance level below which no bonuses would be earned (regardless of other corporate or individual performance). For 1998, the Compensation Committee established this performance threshold at a 12% return on shareholders' equity, calculated after considering any adjustments described above.

     Actual results for 1998 were slightly above target levels for the performance measures. Based on this, bonuses earned based on financial performance were paid at slightly above target levels. Bonuses paid for the individual portion of awards varied by executive, with all but one achieving results that earned payments for this portion of the award that were between target and maximum levels. Bonuses earned by named executive officers under the Bonus Plan of 1998 are disclosed in "Table 1: Summary Compensation Table."

     Several executive officers hired during 1997 and 1998 negotiated guaranteed minimum bonuses for the 1998 year as one of the terms of their employment. Actual amounts earned by each of these executives under the Bonus Plan, based on the Company's results for the year as well as their individual performance, exceeded the guaranteed amounts.

     In developing the provisions of the Bonus Plan for 1999, the Compensation Committee determined to make certain changes to the program. Awards for 1999 performance will be based solely on corporate and/or operating company financial results achieved, rather than having a portion based on individual performance. The Compensation Committee believes this change will more closely link executive rewards with the results achieved for shareholders, particularly for senior executives whose responsibilities should be focused on meeting shareholder expectations.

     Performance measures for 1999 awards will include economic profit in addition to continuing the prior focus on revenues and earnings per share. For this purpose, economic profit is the excess of after tax income before financing costs over the cost of the invested capital used to generate that income, assuming a weighted average cost of capital of 10% after taxes. Minor adjustments to income are made to reverse goodwill amortization and other noncash expense. The term "invested capital" means total assets less excess cash, intercompany notes receivable, certain deferred tax assets and interest-free current liabilities, plus adjustments to include the value of significant leased assets and to state goodwill at cost. The inclusion of the economic profit measure is intended to help ensure that executives' actions are directed towards increasing shareholder value in each business unit.

     Threshold, target and maximum levels of performance measures will be established. Based on the level of achievement of the performance measures, participants may earn a threshold, target or maximum award, based on a percentage of base salary or stated dollar amount. To enhance the overall competitiveness of the program, target awards were increased so they approximate the 50th percentile of the market for all executive officers. Finally, the Compensation Committee determined that it would be appropriate to strengthen the performance aspects of the plan. To do so, awards for 1999 may vary from 20% of target awards when a threshold level of performance is achieved to a maximum award of 250%, which can only be earned if aggressive business goals are met.

     Long-Term Incentive Compensation. The Compensation Committee strongly believes that a significant portion of executive pay should be provided through longer-term incentive compensation that promotes stock ownership and aligns the interests of executives with those of shareholders.

     Historically, the long-term incentive compensation program for executive officers has been based primarily on grants of stock options. As part of its overall review of the executive compensation program, the Compensation Committee approved changes in the long-term incentive portion of the program. To further improve the competitiveness of the overall program, and to emphasize the importance of achieving long-term results, the Compensation Committee approved the setting of target long-term incentive award opportunities for executives at the 75th percentile for comparable positions at the companies in the comparison group, as discussed earlier in this report. In addition to granting stock options in December 1998, the Compensation Committee approved a program to begin in 1999 that provides for cash payments to participants based on the extent to which specified goals for economic profit are met in three-year performance periods. For this plan, the term "economic profit" has the same meaning as described in the Bonus Plan for 1999 under "Short Term Incentive Compensation" above.

     This new program is intended to reinforce the Company's strategic goal of increasing shareholder value. It will require Company and operating unit executives to meet aggressive economic profit goals to earn rewards. Specific performance levels -- at threshold, target and maximum -- will be set for the Company as a whole and for individual business units. As under the short-term incentive plan, payments are highly leveraged and may vary significantly based on the degree to which the established performance goals are met. Threshold level performance will result in awards at 20% of target, whereas maximum level performance will yield awards that are equal to 250% of target. To phase in the plan, two partial performance periods and one full period began on January 1, 1999. The partial periods cover one and two-year performance cycles, and the full period covers a three-year time period. On an ongoing basis, a new three-year performance period will begin each year.

     To determine the number of options to grant to each participant and the size of each participant's target long-term cash incentive award, the Compensation Committee has established award size guidelines or targets that vary by level of responsibility. Each year, the target annualized long-term award opportunities generally will be more heavily weighted toward stock options and less to cash performance awards, although this mix may change from year to year at the Compensation Committee's discretion. Actual awards also may vary somewhat based on the Compensation Committee's judgment as to individual performance and overall Company success, among other factors.

     In December 1998, the Compensation Committee granted stock options to executive officers and other key employees as permitted under the 1991 Stock Incentive Plan. This plan provides that the Compensation Committee may make grants of incentive or nonqualified stock options to selected key employees. The stock options granted have a term of ten years, and most become exercisable in 25% increments annually beginning on the first anniversary of the grant. Stock options also were granted to selected named executives who were hired during 1998 pursuant to those executives' starting compensation packages. Stock options granted to named executive officers during the fiscal year ended December 31, 1998 and year-end option values are reflected in "Executive
Compensation -- Table 2: Options Grants in Last Fiscal Year" and "Executive Compensation -- Table 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values." The 1991 Stock Incentive Plan also permits the award of restricted stock to key employees. No restricted stock grants were made to named executive officers (other than the Chief Executive Officer, as discussed below) during 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Two individuals served in the Chief Executive Officer position for the Company during 1998. As indicated in the Summary Compensation Table, Mr. Carmody (a retired Chief Executive Officer of the Company) provided services as Interim Chief Executive Officer until March 30, 1998. Mr. Carmody performed these services at the specific request of the Board of Directors, and details of his compensation for the period of service were negotiated between the Compensation Committee and Mr. Carmody. See "Executive Compensation -- Employment and Other Agreements."

     Mr. Gellerstedt joined the Company as President and Chief Executive Officer on March 30, 1998. Upon hire, the Compensation Committee agreed to pay Mr. Gellerstedt an annual base salary of $400,000 (which increased to $450,000 in May 1998 upon his election as Chairman of the Board of Directors) and a minimum guaranteed short-term incentive payment of $100,000 for 1998. Mr. Gellerstedt's package also included signing incentives in the form of (1) an award of 11,142 shares of restricted stock (with value of approximately $250,000 and which became vested and transferable as of December 31, 1998), and (2) a grant of 50,000 stock options with an exercise price of $22.4375 which became immediately exercisable and have a term of 10 years. The Compensation Committee believes the signing incentives awarded to Mr. Gellerstedt were competitive with those being offered to newly-hired chief executive officers in comparable situations.

     In October 1998, before any amounts under the Company's Bonus Plan were earned or calculable, Mr. Gellerstedt recommended to the Compensation Committee that his bonus for 1998 be limited to $100,000 and that any excess over $100,000 that the Compensation Committee might otherwise have considered granting to him under the Bonus Plan formula be used, at the discretion of the Compensation Committee, for merit bonuses to other employees. The Compensation Committee, in exercising its sole right to determine bonuses, honored Mr. Gellerstedt's recommendation and set his 1998 bonus under the Plan at $100,000. At the end of the performance period, the actual bonus formula resulted in an excess of $135,000, which the Compensation Committee granted as discretionary bonuses (in addition to any bonuses earned under the 1998 Bonus Plan) to selected executives based on their efforts during 1998 and contributions to overall results that were viewed as substantial. The bonuses paid to the named executive officers are disclosed in "Table 1: Summary Compensation Table."

     As part of his offer of employment, the Compensation Committee agreed to develop a long-term incentive arrangement for Mr. Gellerstedt designed to increase his ownership in the Company upon the Board of Directors' acceptance of his strategic plan for the Company. Mr. Gellerstedt's strategic plan was approved by the Board of Directors in late 1998. In recognition of this accomplishment, the Committee and the Board established the elements of Mr. Gellerstedt's 1999 compensation package, and developed a long-term arrangement designed to increase his ownership in the Company. The details of his 1999 compensation, and his long-term incentive arrangement, are discussed in the Employment and Other Agreements section of this proxy statement.

CODE SECTION 162(M) POLICY

     It is the responsibility of the Compensation Committee to address issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). That section limits the Company's ability to deduct annual compensation in excess of $1,000,000 paid to its chief executive officer and/or the next four most highly compensated executives. Certain compensation that qualifies as "performance-based" may be exempt from the Code Section 162(m) limit. It is the Compensation Committee's intent to preserve the maximum deductions for the Company; however, the Compensation Committee reserves the right to authorize nondeductible compensation if it believes that it is in the Company's best interest.

     The Compensation Committee wishes to extend its sincere appreciation to F. Duane Ackerman, who provided keen insight and significant knowledge in his service on the Compensation Committee, particularly in the 1998 fiscal year. Mr. Ackerman resigned from the Board of Directors as of December 31, 1998, due to other commitments. Mr. Miller has been appointed to fill Mr. Ackerman's position on the Compensation Committee.

        W. Stell Huie (Chairman)
        Hollis L. Harris
        C. Douglas Miller
        William B. Stokely, III

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return of companies in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and in a peer group index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, THE S&P 500 INDEX AND A PEER GROUP INDEX

                                                      AMERICAN
               MEASUREMENT PERIOD                     BUSINESS          S&P 500
             (FISCAL YEAR COVERED)                 PRODUCTS, INC.        INDEX           PEER GROUP
12/31/93                                                   $100.00           $100.00           $100.00
12/31/94                                                     92.36            101.32             99.95
12/31/95                                                    182.87            139.40            131.45
12/31/96                                                    165.53            171.40            167.01
12/31/97                                                    146.37            228.59            152.92
12/31/98                                                    163.89            293.91            142.23

     Assumes $100 invested on December 31, 1993 in the Company's Common Stock, the S&P 500 Index, and the peer group index and also assumes dividend reinvestment. The peer group index is composed of the following companies: Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, Inc., The Reynolds and Reynolds Company ("Reynolds"), The Standard Register Company and Wallace Computer Services, Inc.

                   PROPOSAL 2 -- APPROVAL AND ADOPTION OF THE
       AMERICAN BUSINESS PRODUCTS, INC. 1999 INCENTIVE COMPENSATION PLAN

GENERAL

     In December 1998, the Company's Board of Directors adopted the American Business Products, Inc. 1999 Incentive Compensation Plan (the "ICP") to become effective as of February 15, 1999, subject to the approval of our shareholders at the Annual Shareholder Meeting.

     The ICP is designed to replace the Company's existing 1991 Stock Incentive Plan and 1993 Directors Stock Incentive Plan. In order to avoid further shareholder dilution, the Company is not seeking additional new shares for the ICP, but instead any shares authorized under those plans, as well as any shares authorized under the Company's prior 1981 Stock Option Plan, that remain available for issuance will be "transferred" to the ICP. In addition, any shares previously granted as options and/or restricted stock under those plans that become available again due to forfeiture or cancellation of those rights will also become available for issuance under the ICP.

     The purpose of the ICP is to encourage and enable eligible employees and nonemployee directors to obtain a proprietary interest in the Company by acquiring the Common Stock. The Company believes that the ICP will provide eligible employees and nonemployee directors with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its related companies and to encourage them to continue in the employ of the Company and its related companies. The ICP may also help to attract outstanding employees and outside directors to the service of the Company and its related companies.

     The ICP has been designed to permit the Compensation Committee to provide "performance-based" compensation to the Company's key employees in various forms. In its discretion, the Compensation Committee may make awards under the ICP based on the performance measures or combination of performance measures described in the ICP. It is the Company's intent that this type of performance-based award be exempt from the provisions of Section 162(m) of the Code, which limit the amount of the Company's deductions for compensation in excess of $1,000,000 to each of the top five executive officers. Shareholder approval of the ICP is necessary for these awards to be exempt from those provisions.

     The following is a brief summary of the principal features of the ICP.

TYPES OF AWARDS

     The ICP provides for the following types of awards:

     - stock options;

     - restricted stock;

     - performance shares; and

     - performance-based cash awards.

Stock options granted under the ICP may be incentive stock options ("ISOs"), nonqualified stock options ("NSOs") and reload options. The Company intends that ISOs granted under the ICP qualify as incentive stock options under Section 422 of the Code. NSOs are stock options that do not qualify as ISOs. Restricted stock is an award of shares, often subject to vesting or trading restrictions. Performance shares are generally phantom shares of stock, often subject to vesting restrictions. Performance-based cash awards may be short-term or long-term incentive awards, payable in cash. Stock options, restricted stock, performance shares and performance-based cash awards are collectively referred to hereunder as "Awards."

ADMINISTRATION

     The Compensation Committee of the Company's Board of Directors (the "Committee") will administer the ICP. The Committee will have full discretionary authority to decide to whom and when to grant an Award, the type of Award granted, the number of shares of the Common Stock covered by the Award and the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee will decide whether and to what extent Awards to key employees will be structured to conform with Code sec.162(m) requirements applicable to performance-based compensation. The Committee will interpret the provisions of the ICP, establish and rescind any rules and regulations relating to the ICP, decide the terms and provisions of any agreements made under the ICP and determine how to administer the ICP. All decisions of the Committee and its actions with respect to the ICP are final, binding and conclusive.

SHARES AVAILABLE

     Initially, the maximum number of shares that may be issued under the ICP will be 609,076 shares of the Common Stock. This number has been reached by consolidating the shares that currently remain available under the Company's existing 1981 Stock Incentive Plan, 1991 Stock Incentive Plan, and 1993 Directors Stock Incentive Plan. Of this number, a maximum of 600,000 shares may be issued as ISOs and a maximum of 400,000 shares may be issued as restricted stock. The Board determined that no further grants or awards will be made under the prior plans after February 14, 1999, and the remaining available stock under those plans would be made available only under the new ICP, subject to shareholder approval. If the shareholders should fail to approve this proposal, the existing plans shall continue in operation. This use of existing available stock does not create any additional dilution for the shareholders of the Common Stock.

     The number of shares available under the ICP will be adjusted by shares of the Common Stock subject to Awards under the ICP that are forfeited, canceled or expired without the issuance of the Common Stock, shares of the Common Stock tendered to the Company in payment of the exercise price of a stock option and/or in satisfaction of income tax or other withholding obligations under the ICP or the three prior plans, shares of Common Stock subject to option grants (but not restricted stock awards) under the prior plans that are forfeited, canceled or expired without the issuance of Common Stock, and shares of Common Stock, to the extent authorized by the Company's Board of Directors for purposes of the ICP, repurchased by the Company in the open market or in a private transaction.

     As of the record date (March 1, 1999), the fair market value of the Common Stock that would be subject to Awards under the ICP was $18.25 per share.

ELIGIBILITY

     Key employees and nonemployee directors of the Company and its related companies are eligible to participate in the ICP. As of the record date (March 1, 1999), approximately 80 key employees and 10 nonemployee directors were eligible to participate in the ICP.

STOCK OPTIONS

     Grant and Transferability of Stock Options. Stock options granted under the ICP represent rights to purchase shares of the Common Stock within a fixed period of time and at a specified price per share (the "exercise price"). The Committee is authorized in its sole discretion to grant ISOs, NSOs or both for the purchase of the Company's Common Stock. Only key employees may receive ISOs. Unless the Committee specifies otherwise, an optionee may transfer a stock option only by will or by the laws of descent and distribution. A maximum of 500,000 shares may be granted as stock options to any individual during any one calendar year.

     Exercise Price. An optionee does not pay any consideration for the grant of a stock option. The exercise price of each stock option will be the fair market value of the Common Stock on the date of grant (110% of the fair market value of the Common Stock for an ISO optionee who owns more than 10% of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code sec.424). For purposes of granting stock options, the term "fair market value" shall mean the closing price on the date of grant. Notwithstanding any other provision of the ICP other than the provisions related to adjustments due to corporate transactions, the exercise price of a stock option may not be changed after its date of grant, either by amendment, replacement, cancellation, regrant or any other method which would have the effect of a repricing of the stock option.

     Exercise of Stock Options. Each stock option granted under the ICP may be exercised on such dates, during such periods and for such number of shares as may be determined by the Committee. The Committee will specify in a stock option agreement the manner in which stock options will become exercisable, as well as any conditions, restrictions and contingencies to which the stock option may be subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of one or more performance goals. However, upon an optionee's death, disability, or retirement after age 60, any outstanding stock option will become immediately exercisable for the full number of shares subject to the stock option. In the event of a change of control of the Company (as defined in the ICP), all stock options become immediately exercisable for the full number of shares. In addition, the Committee always has the power to accelerate the exercisability of any stock option granted under the ICP.

     Upon the exercise of a stock option, the optionee must pay the exercise price of the stock option. The exercise price may be paid in cash, by the transfer to the Company of unrestricted shares of the Common Stock previously acquired by the optionee, by broker-assisted cashless exercise, by any combination of the foregoing methods or by any other form of payment permitted by the Committee. An optionee will first have ownership rights as a shareholder of the Company only when the optionee has paid the exercise price of the stock option in full and the shares have been issued to the optionee.

     Expiration Date. Although the Committee will decide the term of each stock option, the term may generally not exceed ten years from the date of grant (or five years from the date of grant for an ISO optionee who owns more than 10% of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code sec.424). The expiration date of any stock option is the earliest to occur of:

     - the tenth anniversary of the date of grant;

     - the date three months following the date of the optionee's termination of employment with the Company and all of its related companies for any reason other than dismissal for cause, death, disability or retirement after age 60;

     - the two-year anniversary of the optionee's termination of employment with the Company and its related companies due to death, disability or retirement after age 60; or

     - the date of the optionee's termination of employment with the Company and all of its related companies due to dismissal for cause (as defined in the ICP).

If all or part of an ISO is not exercised within three months of the optionee's termination of employment for any reason other than death or disability, to the extent the option remains exercisable, the unexercised portion thereof will be treated as an NSO. If all or part of an ISO is not exercised within one year following the optionee's termination of employment due to death or disability, to the extent the option remains exercisable, the unexercised portion thereof will be treated as an NSO. The Committee at all times retains the authority to extend the expiration date of a stock option as long as the extended expiration date is not later than the tenth anniversary of the date of grant.

     Reload Options. Unless the Committee specifies otherwise, each stock option will be accompanied by one reload option. Reload options may be granted only to individuals who are actively employed by the Company or a related company at the time the grant is to be made. A reload option is a stock option that is granted to an optionee who pays for all or part of a stock option with shares of the Common Stock. A reload option is subject to all of the same terms and conditions as the original stock option, except that the exercise price for the reload option will be the fair market value of the Common Stock as of the date of grant of such reload option.

RESTRICTED STOCK

     The Committee may award restricted stock to key employees and nonemployee directors in its discretion. Unless otherwise specified by the Committee, restricted stock will generally become vested on the fourth anniversary of the date of the Award. The Committee will specify in a restriction agreement the manner in which restricted stock will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the restricted stock may be subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of one or more performance goals. A recipient of restricted stock will have immediate rights of ownership in the shares of restricted stock, including the right to vote the shares and the right to receive dividends with respect to the shares. However, unless otherwise specified by the Committee, a recipient may not transfer shares of restricted stock while such shares are still subject to restriction. Any individual may not receive more than 250,000 shares of restricted stock in any one calendar year.

     Awards of restricted stock that remain subject to time-based vesting schedules at the time of a recipient's death, disability or retirement after age 60 or upon a change in control of the Company (as defined in the ICP) will become immediately vested and nonforfeitable. Awards of restricted stock that remain subject to any other type of vesting schedule (such as satisfaction of certain performance requirements) will become proportionately vested and nonforfeitable, based on the portion of the performance period completed with target level performance being deemed achieved as of the date of the recipient's death, disability, or retirement after age 60, or the date of a change in control of the Company (as defined in the ICP). If an Award does not have a designated target level of performance, the performance level which, if met, would result in the vesting of the lowest number of shares will be considered the target level. If a recipient of a restricted stock Award terminates employment for any reason other than death, disability or retirement after age 60, then any Awards of restricted stock that remain subject to restriction will be forfeited. The Committee will always have the right to accelerate the vesting of any restricted stock awarded under the ICP.

     The Committee will make Awards of restricted stock to nonemployee directors of the Company in accordance with the following formula: upon initial election to the Board of Directors, 200 shares; as of the first day of each year for which the director is reelected or continues to serve as a director, 100 shares; and as of the date of the annual shareholders meeting which follows an employee director's retirement and continuance as a director, 200 shares. A nonemployee director may not receive more than a total of 2,000 shares. The restricted stock granted to nonemployee directors will not vest until the first anniversary of the date of the Award, but the vesting will accelerate upon a director's becoming disabled, reaching age 70 and retiring from the Board of Directors, dying or ceasing to serve on the Board of Directors for any reason or upon a change in control of the Company (as defined in the ICP). These provisions related to nonemployee directors are a continuation of the provisions of the 1993 Directors Stock Incentive Plan, which previously was approved by the shareholders.

PERFORMANCE SHARES

     The Committee may award performance shares to key employees and nonemployee directors in its sole discretion. A performance share is the right, subject to such conditions, restrictions and contingencies as the Committee determines and specifies in the performance share agreement, to receive one share of the Common Stock in the future. When the Committee awards a performance share, it will establish a bookkeeping account for the recipient to reflect the number of performance shares awarded to the recipient. On each date that a dividend is distributed by the Company on the Common Stock, the recipient's performance share account will be credited with an additional whole or fractional number of performance shares. The number of additional performance shares to be credited will be determined by dividing the product of the dividend value times the number of performance shares standing in the recipient's account on the dividend record date by the fair market value of the Common Stock on the date of dividend distribution. Any individual may not receive an Award of more than 250,000 shares of performance shares in any one calendar year.

     The Committee will specify in a performance share agreement the manner in which performance shares will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the performance shares may be subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of one or more performance goals. Unless otherwise specified by the Committee, a recipient may not transfer performance shares, and all performance shares will be forfeited as of the date of the optionee's termination of employment for any reason. When performance shares vest, the participant will receive the same number of shares of the Common Stock as the number of performance shares standing in the participant's account.

     Awards of performance shares that remain subject to any type of vesting schedule (such as satisfaction of certain performance requirements) will become proportionately vested and nonforfeitable, based on the portion of the performance period completed with target level performance being deemed achieved as of the date of the recipient's death, disability, or retirement after age 60 or the date of a change in control of the Company (as defined in the ICP). If an Award does not have a designated target level of performance, the performance level which, if met, would result in the vesting of the lowest number of shares will be considered the target level. If a recipient of a performance share Award terminates employment for any reason other than death, disability or retirement after age 60, then any Awards of performance shares that remain subject to restriction will be forfeited. The Committee will always have the right to accelerate the vesting of any restricted stock awarded under the ICP.

PERFORMANCE-BASED CASH AWARDS

     The Committee may award performance-based cash awards to key employees and nonemployee directors in its sole discretion. A performance-based cash award is the right, subject to such conditions, restrictions and contingencies as the Committee determines and specifies in the cash award agreement, to receive a specified amount (or possible range of amounts) of cash in the future. An individual may not receive payment (determined at the end of the applicable performance period) of more than $2,500,000 in performance-based cash awards in any one calendar year.

     The Committee will specify in a performance-based cash award agreement (or other documents communicating the award to the recipient) the performance requirements, the time period on which the performance will be measured, and any other conditions, restrictions and contingencies on the award. Conditions, restrictions and contingencies may consist of a requirement of continuous service and any other requirements as may be specified by the Committee. The conditions may be based on short-term or long-term performance periods. A recipient may not transfer performance-based cash awards.

     In the event of a recipient's death, disability or retirement after age 60, any Awards of performance-based cash awards that remain subject to any type of vesting schedule (such as satisfaction of certain performance requirements), but the performance period for which ends during the year, may become proportionately vested and nonforfeitable, based on the portion of the performance period completed, but only if performance measures have been met, as measured at the end of the performance period. If a performance-based cash award remains subject to a restriction, but the performance period for that Award does not end during the year of the recipient's death, disability or retirement after age 60, then such Award will be forfeited. Upon a change in control of the Company (as defined in the ICP), any performance-based cash Awards that remain subject to any type of vesting schedule (such as satisfaction of certain performance requirements) but the performance period for which ends during the year, will become proportionately vested and nonforfeitable, based on the portion of the performance period completed with target level performance being deemed achieved as of the date of the change in control of the Company. If an Award does not have a designated target level of performance, the performance level which, if met, would result in the vesting of the lowest cash amount will be considered the target level. If a performance-based cash award remains subject to a restriction upon a change in control, but the performance period for that Award does not end during the year of the change in control, then such Award will be forfeited. If a recipient of a performance-based cash Award terminates employment for any reason other than death, disability or retirement after age 60, then any performance-based cash Awards that remain subject to restriction will be forfeited. The Committee will always have the right to accelerate the vesting of any performance-based cash award under the ICP.

     Within a reasonable period following the completion of the performance period, the participant will receive a single sum cash payment of any performance-based cash award earned for that period.

PERFORMANCE MEASURES.

     It is the Company's intent that Awards made under the ICP may be structured to comply with the "performance-based" compensation provisions of Code Section 162(m), at the Committee's discretion. Therefore, amounts payable with respect to grants of options and/or awards of restricted stock, performance shares or performance-based cash awards may be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee no more than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period.

     The performance goals, which must be objective, will be based upon one or more of the following performance measures: (i) earnings per share; (ii) consolidated earnings before or after interest, taxes, depreciation and/or amortization; (iii) net operating profit before or after interest, taxes, depreciation and/or amortization; (iv) net operating income; (v) book value per share; (vi) return on shareholders' equity; (vii) return on assets; (viii) return on capital; (ix) capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
(xii) stock price; (xiii) market share; (xiv) gross or net revenues or sales;
(xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) gross or net profit; (xix) expense management; or (xx) economic profit. The foregoing criteria may relate to the Company, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing and may be applied on an absolute basis, growth or decline basis, or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Code sec.162(m), the performance goals may be calculated without regard to extraordinary items.

     If the Committee elects to subject Awards to restrictions based on performance measures, the ICP and Awards made under the ICP will meet the Code sec.162(m) requirements for the exemption of performance-based compensation. If at any time the membership of the Committee does not meet the requirements for Code sec.162(m) compliance, a subcommittee may be formed to make certain determinations and take actions on behalf of the Committee in order to meet the requirements for compliance. Any payment of compensation with respect to an Award which is intended to be performance-based compensation will be subject to the written certification of the Committee that the performance measures were satisfied. Shareholder approval of the ICP is necessary for the Awards to meet the Code sec.162(m) exemption.

TERMINATION AND AMENDMENT

     Generally, the ICP will remain in effect for ten years; however, the Board of Directors may terminate or amend the ICP at any earlier time. The ICP will remain in effect as long as any awards are outstanding. If the Board amends the ICP, the amendment will not adversely affect the rights of individuals who have outstanding awards unless such individuals agree to such amendment. The Committee may amend any agreement under the ICP if the amended agreement is signed by the Company and the applicable participant.

ADJUSTMENTS

     If the Company is involved in a corporate transaction (including but not limited to any recapitalization, reclassification, merger, consolidation, split-up, spin-off, or combination/exchange of shares) which constitutes a change in control of the Company under the ICP, then the Committee will make an appropriate and equitable adjustment to the number and kind of shares that are issuable under the ICP, will take action to adjust the number and kind of shares of Stock subject to outstanding Awards, will take action to adjust the exercise price of outstanding stock options, and will make any other equitable adjustments.

     Additionally, if the Company is involved in a corporate transaction which does not constitute a change in control under the ICP, but which requires shareholder approval, the Committee may make certain decisions regarding the stock to which outstanding Awards pertain, the number of resulting Awards, and the vesting and/or exercisability of the Awards.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief general description of the consequences under the Code of the receipt or exercise of awards under the ICP:

     Incentive Stock Options. An optionee has no tax consequences upon grant or, generally, upon exercise of an ISO. An optionee will recognize income when he or she sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

     If an optionee disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the optionee will recognize compensation income in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the optionee and taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the optionee will recognize a capital loss equal to the excess of the exercise price over the sale price.

     An optionee may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an optionee in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to an NSO instead of an ISO. Upon exercise of an option with respect to these shares, the optionee will have the tax consequences described below with respect to the exercise of NSOs.

     Finally, except to the extent that an optionee has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the exercise price will be included in determining an optionee's alternative minimum taxable income, and may cause the optionee to incur an alternative minimum tax liability in the year of exercise.

     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an optionee recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount.

     Nonqualified Stock Options. Neither the Company nor the optionee has income tax consequences from the grant of NSOs. Generally, in the tax year when an optionee exercises NSOs, the optionee recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for such shares. The Company generally will have a deduction in the same amount as the ordinary income recognized by the optionee in the Company's tax year in which or with which the optionee's tax year (of exercise) ends.

     Restricted Stock. A holder of restricted stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock.

     A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he or she receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him or her (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. Any such election must be made within 30 days after the transfer of the restricted stock to the holder. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election.

     Performance Shares. A recipient of performance shares will not recognize income upon grant of the performance shares, as long as they are subject to a substantial risk of forfeiture. If the performance shares are subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable (and for which shares of the Common Stock are issued) during that year. The income recognized will be equal to the fair market value of the shares issued as determined at the time of share issuance. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the performance shares.

     Performance-Based Cash Awards. A recipient of a performance-based cash award will not have any tax consequences upon grant of the award. At the close of the performance period, payments under performance-based cash awards under the ICP are made in cash. Therefore, the recipient will receive ordinary income in the amount of the payment in the year in which the cash is paid.

     Code Section 162(m) Limitation on Company Deductions. No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four next most highly compensated officers of the Company, and the term "compensation" generally includes gross income, including taxable amounts resulting from the exercise of stock options or stock appreciation rights or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee's gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

     ERISA. The ICP is not, and is not intended to be, an employee benefit plan or tax-qualified retirement plan. The ICP is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code
Section 401(a).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE 1999 INCENTIVE COMPENSATION PLAN.

                  SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
                         BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Commission and the Exchange. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it and written representations from the reporting persons that no other reports were required for those persons, to the Company's knowledge, during and with respect to the fiscal year ended December 31, 1998, all filing requirements applicable to its executive officers, directors, and beneficial owners of more than ten percent of the Company's Common Stock were complied with in a timely manner, except that Mr. William B. Stokely, III, Director, filed a Form 4 with the Commission on March 10, 1998, which was due on February 10, 1998, reporting the purchase of 1,000 shares of the Common Stock on January 27, 1998.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals and director nominations intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be submitted to the Company in accordance with the procedures set forth in Article II, Section 1 and
Article III, Section 2, respectively, of the Bylaws of the Company. The effect of these provisions is that shareholders must submit such proposals and nominations in writing to the Company on or before December 1, 1999 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 2000 Annual Meeting. All such proposals and nominations should be submitted on or before such date by certified mail, return receipt requested, to the Secretary of the Company at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which properly may come before the Annual Meeting. However, if any other matter should be presented properly for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed proxy card(s) to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of the Company.

                                          By Order of the Board of Directors
                                          /s/ JOHN H. KARR
                                          John H. Karr
                                          Treasurer and Assistant Secretary

Atlanta, Georgia
March 31, 1999
                             ---------------------

     The Company's 1998 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                    ABSCM PROX98

                                                                        Appendix


                        AMERICAN BUSINESS PRODUCTS, INC.

                        1999 INCENTIVE COMPENSATION PLAN

                        AMERICAN BUSINESS PRODUCTS, INC.
                        1999 INCENTIVE COMPENSATION PLAN




                                    SECTION 1

                                PLAN INFORMATION


         1.1 Purpose. American Business Products, Inc. (the "Company") has established the American Business Products, Inc. 1999 Incentive Compensation Plan (the "ICP") to further the growth and development of the Company. The ICP encourages the employees and nonemployee directors of the Company and its Related Companies to obtain a proprietary interest in the Company by owning its stock. The ICP shall also provide employees and nonemployee directors with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Related Companies and may also help to attract outstanding employees and nonemployee directors to the service of the Company and its Related Companies. Further, the ICP may encourage employees and nonemployee directors to continue in the employ or service of the Company or a Related Company.

         1.2 Awards Available Under the ICP. The ICP permits Awards of Stock Options, Restricted Stock, Performance Shares and Performance-Based Cash Awards. The types of Stock Options permitted under the ICP are incentive stock options ("ISOs"), nonqualified stock options ("NSOs") and Reload Options. The Company intends that ISOs granted under the ICP qualify as incentive stock options under Code ss.422. NSOs are options that do not qualify as ISOs and are subject to taxation under Code ss.83. Awards of Restricted Stock and/or Performance Shares are subject to taxation under Code ss.83. Awards of Performance-Based Cash Awards are subject to ordinary income taxation under Code ss.61.

         1.3 Effective Date and Term of the ICP. The Board of Directors of the Company adopted the ICP at its meeting on December 9, 1998, to become effective as of February 15, 1999 ("the Effective Date"), contingent upon the approval of the shareholders of the Company at the May 5, 1999 annual shareholders meeting. Unless earlier terminated by the Company, the ICP shall remain in effect until the tenth anniversary of the date the shareholders approve the ICP. If the ICP is terminated earlier, then it shall remain in effect as long as any Awards are outstanding.

         1.4 Operation, Administration and Definitions. The operation and administration of the ICP is subject to the provisions of this plan document. Capitalized terms used in the ICP are defined in Section 2 below or may be defined within the ICP.

                                    SECTION 2

                                PLAN DEFINITIONS

         For purposes of the ICP, the terms listed below are defined as follows:

         2.1 "1933 Act" means the Securities Act of 1933, as amended.

         2.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.3 "Agreement" means a Stock Option Agreement, a Restricted Stock Agreement, a Performance Share Agreement or a Performance-Based Cash Award Agreement, as applicable, the terms and conditions of which have been established by the Committee, and which has been entered into between the Company and an individual Key Employee or Nonemployee Director of the Company.

         2.4 "Award" means any award or benefit granted to any Participant under the ICP, including, without limitation, the grant of Stock Options and the award of Restricted Stock, Performance Shares and/or Performance-Based Cash Awards.

         2.5 "Board" means the Board of Directors of the Company.

         2.6 "Cause" means

             (a) willful and continued failure to substantially perform his duties with the Company within seven (7) days after a written demand for substantial performance is delivered to the Key Employee which identifies the manner in which the Company believes that the Key Employee has not substantially performed his duties;

             (b) unlawful or willful misconduct which is economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (and its successors);

             (c) indictment for, conviction of, or plea of guilty or nolo contendere to a felony; or

             (d) habitual drug or alcohol abuse which impairs the Key Employee's ability to perform the essential duties of his position.

         2.7 "Change in Control" means:

             (a) For purposes of the Plan, a "Change in Control" shall mean the occurrence of any one of the following events (for purposes of this subsection, the terms with an initial capital letter shall have the meanings set forth in subsection (b) hereof unless otherwise defined in the ICP):

                 (i) The acquisition by a Person, together with Affiliates and
             Associates of such Person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of Common Stock or Common Stock Equivalents to constitute the Person an Acquiring Person; or

                           (ii) The acquisition by a Person (other than the Curtis Investment Company, LLC), together with Affiliates and Associates of such Person, of a number of shares of Common Stock (but not less than 20 percent of the shares of Common Stock) equal to or greater than the number of shares of Common Stock held by any Person who or who together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the ICP; or

                           (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the Continuing Directors then in office; or

                           (iv) Any merger or consolidation the result of which is that less than 70 percent of the common stock, Voting Securities or other equity interests of the surviving or resulting corporation or other Person shall be owned in the aggregate by the former shareholders of the Company, other than Affiliates or Associates of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; or

                           (v) The sale by the Company, in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons.

                  (b) The following definitions shall apply in determining when a Change in Control has occurred:

                           (i) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 30 percent or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, or any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the ICP, any employee benefit plan of the Company or of any Subsidiary of the Company [if approved by a majority of the Continuing Directors], or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                           (ii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the effective date of the ICP.

                           (iii) "Associate" shall mean:

                                 (A) Any corporation or organization, or parent
                  or subsidiary of
                  such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;

                                    (B) Any trust or other estate in which a
                  Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                                    (C) Any brother or sister (whether by whole
                  or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse.

                           (iv) "Beneficial Owner" shall mean, with respect to any securities, any Person who, together with such Person's Affiliates and Associates, directly or indirectly:

                                    (A) Has the right to acquire such securities
                  (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own:

                                            (1) Securities acquired by
                           participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of 40 days after the date of such acquisition; or

                                            (2) Securities tendered pursuant to
                           a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                                            (3) Securities issuable upon
                           exercise of rights issued to all shareholders generally, which rights are only exercisable upon separation from the Common Stock, or securities issuable upon exercise of rights that have separated from the Common Stock upon the occurrence of events specified in a rights agreement between the Company and a rights agent;

                                    (B) Has the right to vote or dispose of or
                  has Beneficial Ownership (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the 1934 Act) of such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                                            (1) Arises solely from a revocable
                           proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the 1934 Act; and

                                        (2) Is not also then reportable by
                           such Person on Schedule 13D under the 1934 Act (or any comparable or successor report); or

                                 (C) With respect to any securities which are
                  Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described herein or disposing of any voting securities of the Company.

                           (vi) "Common Stock Equivalents" shall mean preferred stock or other equity securities of the Company having the right to be converted by the holders thereof into shares of Common Stock, or having the right to vote generally for the election of directors and on other matters. For purposes of determining the total amount of Common Stock and Common Stock Equivalents owned by any Person, such Common Stock Equivalents shall be equal to the number of shares into which they may be converted by the holders thereof, or in the case of securities that are not convertible having the right to vote, shall be equal to the number of votes they are entitled to cast in elections for directors.

                           (vii) "Continuing Director" shall mean:

                                 (A) Any member of the Board who is not an
                  Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the effective date of the ICP; or

                                 (B) Any Person who subsequently becomes a
                  member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                           (viii) "Person" shall mean any individual, firm, corporation, partnership or other entity.

                           (ix) "Subsidiary" shall mean any corporation, partnership, joint venture, trust or other entity more than 50 percent of the Voting Securities of which are Beneficially Owned, directly or indirectly, by a Person.

                           (x) "Voting Securities" shall mean any class of then outstanding shares of stock or other beneficial interests entitled to vote in election of directors or other Persons charged with management of a Person.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

         2.8 "Committee" means the Compensation and Nominating Committee of the Board of Directors of the Company.

         2.9 "Common Stock" means the common stock, $2.00 par value per share, of the Company.

         2.10 "Company" means American Business Products, Inc.

         2.11 "Disability" means a Participant's eligibility to receive long-term disability benefits under a plan sponsored by the Company or one of its Related Companies, or if no such plan is applicable, a Participant's inability to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration.

         2.12 "Effective Date" means February 15, 1999, subject to shareholder approval.

         2.13 "Exercise Price" means the purchase price of the shares of Common Stock underlying a Stock Option.

         2.14 "Fair Market Value" means, as of any date of determination, the closing sale price per share of the Common Stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange Composite Transactions (or other established exchange on which the Common Stock is listed).

         2.15 "ICP" means this American Business Products, Inc. 1999 Incentive Compensation Plan.

         2.16 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Code ss.422.

         2.17 "Key Employee" means any common law key employee of the Company or a Related Company who is actively employed at the time Awards are made. However, only employees of the Company and any "parent" or "subsidiary" of the Company (as those terms are defined in Code ss.424) are eligible to receive ISOs.

         2.18 "Nonemployee Director" means any individual serving as a member of the Board of Directors of the Company or any of its Related Companies.

         2.19 "Nonqualified Stock Option" or "NSO" means an option which is not an incentive stock option within the meaning of Code ss.422(b).

         2.20 "Optionee" means a Key Employee or Nonemployee Director who is granted a Stock Option.

         2.21 "Participant" means an Optionee or a Recipient.

         2.22 "Performance-Based Cash Award" means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive a cash payment.

         2.23 "Performance-Based Cash Award Agreement" means a written agreement or other document signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of a Performance-Based Cash Award.

         2.24 "Performance Measures" means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Section 5.2.

         2.25 "Performance Share" means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive one share of Common Stock in the future.

         2.26 "Performance Share Agreement" means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Performance Shares.

         2.27 "Pricing Date" means the date on which a Stock Option is granted. However, the Committee may specify as the Pricing Date in the Option Agreement of an NSO the date on which the Optionee is hired or promoted (or some similar event).

         2.28 "Recipient" means a Key Employee or Nonemployee Director who is awarded Restricted Stock, Performance Shares or Performance-Based Cash Awards.

         2.29 "Related Company" means any member within the Company's controlled group of corporations, as that term is defined in Code ss.1563(a), in addition to any partnerships, joint ventures, limited liability companies, limited liability partnerships or other entities in which the Company owns more than a 50 percent interest.

         2.30 "Reload Option" means a Stock Option granted to an active employee who is an Optionee who exercises a previously-held Stock Option by tendering Common Stock for part or all of the Exercise Price or withholding amounts, pursuant to the provisions of the ICP.

         2.31 "Reporting Person" means a Key Employee or Nonemployee Director who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.32 "Restricted Stock" means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

         2.33 "Restricted Stock Agreement" means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Restricted Stock.

         2.34 "Stock Option" means an ISO, NSO or Reload Option, as applicable, granted to a Key Employee or Nonemployee Director, as applicable, under the ICP.

         2.35 "Stock Option Agreement" means a written agreement signed and dated by the Committee (or its designee) and an Optionee that specifies the terms and conditions of a Stock Option or Reload Option.

                                    SECTION 3

                               PLAN ADMINISTRATION


         3.1 Administration. The Compensation Committee of the Board of Directors of the Company (the "Committee") shall control and manage the operation and administration of the ICP.

                  (a) The Committee may make one or more Awards under the ICP to a Key Employee or a Nonemployee Director, who shall become a Participant in the ICP. In addition, the Committee may make one or more Awards under the ICP to an individual who has accepted an offer of employment from the Company but who has not yet become a Key Employee, providing that the Committee shall designate appropriate restrictions on such Awards in the event the individual does not actually become a Key Employee. The Committee shall decide to whom and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing award under the ICP or under any other compensation plan or arrangement of the Company or a Related Company, including a plan of any entity acquired by the Company or a Related Company, but the Committee may not increase or decrease the exercise price of any existing Awards. In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee, in its sole discretion, deems relevant.

                  (b) The Committee shall decide whether and to what extent Awards under the ICP shall be structured to conform with Code ss.162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform with Code ss.162(m). If every member of the Committee does not meet the definition of "outside director" as defined in Code ss.162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code ss.162(m).

                  (c) The Committee shall interpret the ICP, establish and rescind any rules and regulations relating to the ICP, decide the terms and provisions of any Agreements made under the ICP, and determine how to administer the ICP. The Committee shall also decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

                  (d) The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the ICP and the Committee's proceedings and acts in such form and detail as the Committee may decide.

         3.2 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee may also delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

         3.3 Information to be Furnished to Committee. So that the Committee may discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

         3.4 Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.2), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney's fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the ICP or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                                    SECTION 4

                            STOCK SUBJECT TO THE PLAN

         4.1 Stock Subject to Awards.

         Stock subject to Awards and other provisions of the ICP shall consist of the following:

             (a) authorized but unissued shares of Common Stock;

             (b) shares of Common Stock held by the Company in its treasury; or

             (c) shares of Common Stock purchased by the Company in the open market.


         4.2 Shares of Common Stock Subject to Awards.

         Subject to adjustment in accordance with the provisions of Section 7, the maximum number of shares of Common Stock that may be issued under the ICP shall equal the sum of:

             (a) 609,076 shares of Common Stock, which represents the remaining available shares under the American Business Products, Inc. 1981 Stock Option Plan (the "1981 Plan"), the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Plan") and the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Directors Plan"), as of the Effective Date;

             (b) the number of shares of Common Stock subject to Options and Performance Shares awarded under the ICP which are forfeited, canceled or expired without the issuance of Common Stock;

             (c) the number of shares of previously-held Common Stock tendered to the Company in payment of the Exercise Price and/or in satisfaction of income tax or other withholding obligations under the ICP, the 1981 Plan, the 1991 Plan or the Directors Plan, other than Common Stock tendered by any Reporting Person;

             (d) the number of shares of Common Stock subject to option grants (but not restricted stock awards) under the 1981 Plan, the 1991 Plan and the Directors Plan which are forfeited, canceled or expired without the issuance of Common Stock; and

             (e) the number of shares of Common Stock, to the extent authorized by the Board for purposes of the ICP, which are repurchased by the Company in the open market or in a private transaction after the Effective Date.

         4.3 Maximum Number of Shares for Certain Types of Awards. Unless increased by amendment to the ICP and approved by the shareholders of the Company, the maximum number of shares that may be issued under ISOs is 600,000 shares and the maximum number of shares that may be issued as Restricted Stock is 400,000 under the provisions of the ICP.


                                    SECTION 5

                         PERFORMANCE-BASED COMPENSATION

         5.1 Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the "performance-based" compensation provisions of Code Section 162(m). Therefore, the number of option shares vesting or becoming transferable or amounts payable with respect to grants of Stock Options, awards of Restricted Stock, Performance Shares and/or Performance-Based Cash Awards may be determined based on the attainment of written performance goals approved by the Committee for a performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing no more than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more Performance Measures. To the degree consistent with Code ss.162(m), the performance goals may be calculated without regard to extraordinary items.

         5.2 Performance Measures. The Performance Measures, upon which the written performance goals shall be based, include one or more (or combinations) of the following: (i) earnings per share; (ii) consolidated earnings before or after interest, taxes, depreciation and/or amortization, (iii) net operating profit before or after interest, taxes, depreciation and/or amortization, (iv) net operating income, (v) book value per share, (vi) return on shareholders' equity, (vii) return on assets, (viii) return on capital, (ix) capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins, (xii) stock price, (xiii) market share, (xiv) gross or net revenues or sales, (xv) costs, (xvi) cash flow, (xvii) working capital, (xviii) gross or net profit, (xix) expense management or (xx) economic profit. The foregoing Performance Measures may relate to the Company, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing and may be applied on an absolute basis, growth or decline basis, or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Code ss.162(m), the performance goals may be calculated without regard to extraordinary items.

         5.3 Shareholder Approval. For Awards to constitute performance-based compensation under Code ss.162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company's shareholders prior to payment of the compensation. Shareholder approval of the ICP is necessary for the Awards to meet the Code ss.162(m) exemption.

         5.4 Code ss.162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of "outside directors" as defined in Code ss.162(m). Pursuant to the provisions of Section 3.1(b) hereof, the Committee may establish a Code ss.162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award which is intended to be performance-based compensation will be subject to the written certification of the Code ss.162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.


                                    SECTION 6

                                  STOCK OPTIONS


         6.1 Stock Option Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms:

                  (a) the name of the Optionee;

                  (b) the total number of shares of Common Stock to which the Stock Option pertains;

                  (c) the Exercise Price of the Stock Option;

                  (d) the date as of which the Committee granted the Stock
         Option;

                  (e) the type of Stock Option granted;

                  (f) the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, etc.; and

                  (g) whether Reload Options are available with respect to the Stock Option and if so, any limitations on the granting of or number of successive Reload Options that may be granted with regard to the Stock Option and any Reload Options under the Stock Option.

         6.2 Maximum Award Per Year. Subject to readjustment pursuant to Section
10.1 of the ICP, the maximum number of shares that may be awarded under Stock Options to any individual during any one calendar year is 500,000 shares.

         6.3 Exercise Price.

                  (a) Unless the Committee determines to grant a Stock Option at a higher Exercise Price, the Exercise Price of each Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the Pricing Date (110% of the Fair Market Value of a share of Common Stock as of the Pricing Date for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code ss.424).

                  (b) Notwithstanding any other provision of the ICP to the contrary (other than the provisions of Section 10.1 relating to adjustments due to certain corporate transactions), (i) the Exercise Price of a Stock Option may not be changed subsequent to the date of grant of the Stock Option, and (ii) a Stock Option may not be replaced, regranted or substituted subsequent to the date of grant if such action shall have the effect of a "repricing" of the Stock Option.

         6.4 Exercisability.

                  (a) General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule:

--------------------------------------------------------------------------------------------------
AS OF THE FOLLOWING ANNIVERSARY OF THE                         THE STOCK OPTION SHALL BECOME
    STOCK OPTION'S DATE OF GRANT:                        EXERCISABLE IN THE FOLLOWING PERCENTAGES:
--------------------------------------------------------------------------------------------------
        One-year anniversary                                                25%
        Two-year anniversary                                                25%
        Three-year anniversary                                              25%
        Four-year anniversary                                               25%

         Before the one-year anniversary of the date of grant, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 6.5 hereof).

                  (b) Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Stock Options. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

                  (c) Accelerated Exercisability. The Committee shall always have the power to accelerate the exercisability of any Stock Option granted under the ICP. In the event of one of the following events, any outstanding Stock Options shall immediately become fully exercisable and shall remain exercisable until the expiration date of the Stock Option (as described in Section 6.5 hereof):

                           (i) the Optionee's death;

                           (ii) the Optionee's Disability;

                           (iii) the Optionee's retirement after attainment of
                  age 60; or

                           (iv) a Change of Control of the Company.

         6.5 Expiration Date.

                  (a) Latest Expiration Date. Unless the Committee specifies otherwise in the Stock Option Agreement, subject to section (b) below, the term of a Stock Option granted under the ICP begins on the date of grant and ends ten years after the date of grant (or five years from the date of grant for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code ss.424).

                  (b) Accelerated Expiration Date. Unless the Committee specifies otherwise in the Stock Option Agreement, the Expiration Date of any Stock Option shall be the earliest to occur of the following:

                           (i) The date ten years from the date of grant of the Stock Option;

                           (ii) The date three (3) months following the date of the Optionee's termination of employment with the Company and all Related Companies for any reason other than death, Disability, retirement after attainment of age 60 or discharge for Cause;

                           (iii) The date of the Optionee's termination of employment with the Company and all Related Companies due to discharge for Cause;

                           (iv) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to death;

                           (v) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to Disability; or

                           (vi) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to retirement after attainment of age 60.

                  If all or part of an ISO is not exercised within three (3) months after the date of the Optionee's termination of employment for any reason except death and disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as an NSO for the remainder of the term of the Option. Similarly, if all or part of an ISO is not exercised within one (1) year after the date of the Optionee's termination of employment due to death or disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as an NSO for the remainder of the term of the Option.

         The Committee shall always have the authority and discretion to extend the Expiration Date of any Stock Option as long as the extended Expiration Date is not later than the tenth anniversary of the date of grant. To the extent the Committee extends the Expiration Date of an ISO beyond any legal period for ISO tax treatment, the ISO shall automatically convert to a NSO for the remainder of the extended exercise period.

         6.6 Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

         6.7 Payment of Exercise Price. The Optionee must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

                  (a) cash;

                  (b) by tendering previously-held shares of Common Stock which have a value equal to the Exercise Price at the time of exercise. The Optionee must have held the tendered shares of Common Stock for at least six months prior to their tender. The Optionee may tender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank, or by the Company's credit union (or guaranteed or notarized in such other manner as the Committee may require);

                  (c) broker-assisted cashless exercise; or

                  (d) any combination of the above forms or any other form of payment permitted by the Committee.

         6.8 Reload Options. Unless otherwise designated by the Committee in the applicable Stock Option Agreement, each Stock Option shall be subject to one Reload Option. The Committee may specify any limitations that shall apply to the granting of the Reload Option. If it so desires, the Committee may permit multiple, successive Reload Options for a Stock Option, and may designate such in the Stock Option Agreement. Notwithstanding the terms of any Stock Option Agreement, the Committee shall grant Reload Options only to Participants who are actively employed in good standing by the Company or a Related Company at the time the grant of the Reload Option is to be made. If the Committee has designated a Stock Option as having an accompanying Reload Option, the Committee shall grant a Reload Option for the same number of shares as is tendered by the Optionee in payment of the Exercise Price and/or tax or other withholding obligations upon exercise of the Stock Option. The Reload Option shall have the same terms and conditions as the related original Stock Option, including the expiration date of the original Stock Option, except that (i) the Exercise Price for a Reload Option shall be the Fair Market Value of the Common Stock as of the date of grant of such Reload Option, and (ii) the Reload Option shall become fully exercisable six months after its date of grant.

         6.9 Transferability. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may transfer Stock Options under the ICP only by the laws of descent and distribution. After the death of an Optionee, only the executor or administrator of the Optionee's estate may exercise an outstanding Stock Option.

         6.10 Rights as a Shareholder. An Optionee shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Optionee has paid the Exercise Price in full and the shares have been issued to the Optionee.

                                    SECTION 7

                                RESTRICTED STOCK


         7.1 Restricted Stock Agreement. When the Committee awards Restricted Stock hereunder, it shall prepare (or cause to be prepared) a Restricted Stock Agreement that specifies the following terms:

                  (a) the name of the Recipient;

                  (b) the total number of shares of Common Stock to which the Award of Restricted Stock pertains;

                  (c) a description of any restrictions applicable to the Restricted Stock; and

                  (d) the date as of which the Committee awarded the Restricted Stock.

         7.2 Maximum Award Per Year. Subject to readjustment pursuant to Section
10.1 of the ICP, the maximum number of shares that may be awarded as Restricted Stock to any individual during any one calendar year is 250,000 shares.

         7.3 Vesting. Unless the Committee specifies in the Restricted Stock Agreement that an alternative vesting schedule shall apply, that other vesting requirements shall apply or that no vesting requirements shall apply, an Award of Restricted Stock shall become vested and nonforfeitable on the fourth anniversary of the date of grant, and before the fourth anniversary of the date of the Award, no portion of the Restricted Stock shall be vested.

         7.4 Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Restricted Stock. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         7.5 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Restricted Stock awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Awards of Restricted Stock which remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

                           (i) the Recipient's death;

                           (ii) the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of age 60; or

                           (iv)     a Change in Control of the Company.

                  (b) If an outstanding Award of Restricted Stock remains subject only to a time-based vesting schedule (i.e., one that requires only that the Recipient remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (a) above. If an outstanding Award of Restricted Stock remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

         7.6 Termination of Employment. Unless the Committee decides otherwise, all shares of Restricted Stock which remain subject to restriction upon the Recipient's termination of employment for any reason other than the events listed in Section 7.5(a) shall lapse and be forfeited by the Recipient.

         7.7 Formula Awards to Nonemployee Directors. Each Nonemployee Director shall receive an Award of Restricted Stock, according to the following terms and conditions:

                  (a) Number of Shares. Shares of Restricted Stock shall be awarded to the Nonemployee Directors according to the following formula:

                           (i) As of the date of his initial election to the Board, each Nonemployee Director shall be awarded 200 shares of Restricted Stock;

                           (ii) As of the date of the annual shareholders meeting which follows an employee director's retirement after age 60 as an employee of the Company and continuance of his role as a Nonemployee Director, such Nonemployee Director shall be awarded 200 shares of Restricted Stock; and

                           (iii) As of the date of the annual shareholders meeting at the beginning of each year for which a Nonemployee Director is reelected or continues to serve as a director of the Company, the Nonemployee Director shall be awarded 100 shares of Restricted Stock.

                  (b) Limitation on Awards under Formula. Each Nonemployee Director shall receive no more than a total of 2,000 shares of Restricted Stock under the formula provisions of this Section 7.6 of the ICP and under the Company's 1993 Directors Stock Incentive Plan (which has been replaced by the ICP).

                  (c) Vesting of Formula Awards. Any shares of Restricted Stock awarded to a Nonemployee Director under the provisions of this Section
         7.6 shall become vested and nonforfeitable on the earlier of: (A) the first anniversary of the date of the Award; (B) the date on which the Board determines, on the basis of medical evidence, that the Nonemployee Director has become totally and permanently disabled; (C) the date the Nonemployee Director has attained age 70 and retired from service on the Board; (D) the date of death of the Nonemployee Director; (E) the date the Nonemployee Director ceases to serve on the Board for any reason; or (F) a Change in Control of the Company.

         7.8 Delivery of Restricted Stock.

                  (a) Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action.

                  (b) Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):

                           "The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the American Business Products, Inc. 1999 Incentive Compensation Plan and a Restricted Stock Agreement dated __________, ____, between ________________ and American Business Products, Inc. The Plan and the Restriction Agreement are on file in the office of the Corporate Secretary of American Business Products, Inc."

                           Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

                  (c) As an alternative to delivering a stock certificate to the Recipient, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Recipient for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Recipient in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

         7.9 Transferability. Unless the Committee specifies otherwise in the Restricted Stock Agreement, a Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded under this ICP while such shares are still subject to restriction.

         7.10 Effect of Restricted Stock Award. A Recipient of Restricted Stock shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares.


                                    SECTION 8

                               PERFORMANCE SHARES


         8.1 Performance Share Agreement. When the Committee awards Performance Shares hereunder, the Committee shall prepare (or cause to be prepared) a Performance Share Agreement that specifies the following terms:

                  (a) the name of the Recipient;

                  (b) the total number of Performance Shares awarded;

                  (c) the period over which performance is to be measured;

                  (d) the Performance Measures upon satisfaction of which the Performance Shares are to become vested and nonforfeitable; and

                  (e) the date as of which the Committee awarded the Performance Shares.

         8.2 Maximum Award Per Year. Subject to readjustment pursuant to Section
10.1 of the ICP, the maximum number of shares that may be awarded as Performance Shares to any individual during any one calendar year is 250,000 shares.

         8.3 Performance Share Account. When the Committee awards Performance Shares hereunder, the Company shall establish a bookkeeping account for the Recipient which shall accurately reflect the number of Performance Shares awarded to the Recipient.

         8.4 Dividends. On each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Recipient's Performance Share account shall be credited with an additional whole or fractional number of Performance Shares. The number of additional Performance Shares to be credited shall be determined by dividing the product of the dividend value times the number of Performance Shares standing in the Recipient's account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Performance Shares as of the dividend record date/Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.

         8.5 Vesting. The Committee shall specify in the Performance Share Agreement the manner in which Performance Shares shall vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the Performance Shares are subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         8.6 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance Shares awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Awards of Performance Shares which remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

                           (i) the Recipient's death;

                           (ii) the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of
                  age 60; or

                           (iv) a Change in Control of the Company.

                  (b) If an outstanding Award of Performance Shares remains subject to performance criteria, then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

         8.7 Termination of Employment. Unless the Committee decides otherwise, all shares of Performance Shares which remain subject to restriction upon the Recipient's termination of employment for any reason other than the events listed in Section 8.6(a) shall lapse and be forfeited by the Recipient.

         8.8 Delivery of Common Stock. Upon vesting, Performance Shares shall be converted into Common Stock and the Common Stock shall be issued to the Recipient. Any fractional Performance Share which becomes vested shall be paid to the Recipient in cash based upon the Fair Market Value of an equivalent fraction of a share of the Common Stock on such date.

         8.9 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of Performance Shares awarded under this ICP.

         8.10 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of Performance Shares.


                                    SECTION 9

                          PERFORMANCE-BASED CASH AWARDS


         9.1 Performance-Based Cash Awards. When the Committee awards Performance-Based Cash Awards hereunder, the Committee shall prepare (or cause to be prepared) a Performance-Based Cash Award Agreement or other document(s) that specifies the following terms:

                  (a) the name of the Recipient;

                  (b) the amount or range of amounts of the Performance-Based Cash Award;

                  (c) the period over which performance is to be measured, which may be of a short-term or long-term duration;

                  (d) the Performance Measures upon satisfaction of which the Performance-Based Cash Award is to become vested and payable to the Recipient; and

                  (e) the date as of which the Committee awarded the Performance-Based Cash Award.

         9.2 Maximum Award Per Year. The maximum dollar amount that may be payable to any individual during any one calendar year under Performance-Based Cash Awards is $2,500,000.

         9.3 Vesting. The Committee shall specify in the Performance-Based Cash Award or other document communicated to the Recipient the manner in which the award shall vest and become payable, as well as any conditions, restrictions and contingencies to which the award is subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         9.4 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance-Based Cash Awards awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Performance-Based Cash Awards which remain subject to vesting requirements shall become vested pursuant to the provisions of subsections (b) and (c) hereof:

                           (i)      the Recipient's death;

                           (ii)     the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of age 60; or

                           (iv)     a Change in Control of the Company.

                  (b) In the event of one of the events in subparagraphs (i),
         (ii) or (iii) of subsection (a) above, if an outstanding Performance-Based Cash Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which such event occurs, then a proportion of the cash amount subject to such an Award may become vested and nonforfeitable if the performance measures are met, as measured at the end of the performance measurement period. The proportion of the cash amount which shall become vested if the performance criteria is met is equal to the proportion of the time completed through the date on which such event occurs to the performance measurement period for the Award. [Example:
         Award granted on December 31, 2002 with performance measurement period ending December 31, 2005; Recipient dies on July 1, 2005; performance is measured at end of 2005, and if met, Recipient's estate shall receive 30/36 of the cash award at whichever level determined by the performance achieved.] If an outstanding Performance-Based Cash Award remains subject to performance criteria and the performance period for such Award does not end in the year in which an event in subparagraphs
         (i), (ii) or (iii) occurs, then such Award shall lapse and be forfeited by the Recipient. [Example: If the Award granted with performance measurement period ending December 31, 2005, and Recipient dies in December, 2004, the entire Award is forfeited.]

                  (c) If an outstanding Performance-Based Cash Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which a Change in Control of the Company occurs, then a proportion of the cash amount subject to such Award shall become immediately vested and nonforfeitable, equal to the proportion of the time completed through the date of the Change in Control to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the Change in Control. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least amount of cash becoming vested shall be treated as the target level. If an outstanding Performance-Based Cash Award remains subject to performance criteria and the performance period for such Award does not end in the year in which a Change in Control of the Company occurs, then such Award shall lapse and be forfeited by the Recipient.

         9.5 Termination of Employment. Unless the Committee decides otherwise, upon the Recipient's termination of employment due to any reason other than those listed in Section 9.4(a), the Recipient shall forfeit all rights under any outstanding Performance-Based Cash Awards.

         9.6 Timing and Form of Payment. Upon completion of the time period and satisfaction of the Performance Measures specified for the Performance-Based Cash Award, the Recipient shall be entitled to payment of the amount specified in the award (or a pro rata portion as determined by the Committee under the provisions of Section 9.3 and 9.4), determined as a function of the satisfaction of the level of Performance Measures which has been achieved. All Performance-Based Cash Awards shall be payable in cash as soon as practicable following the end of the performance period.

         9.7 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of a Performance-Based Cash Award awarded under this ICP.

         9.8 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of a Performance-Based Cash Award.


                                   SECTION 10

                                 PLAN OPERATION

         10.1 Certain Corporate Transactions.

                  (a) Recapitalization. If the Company is involved in a corporate transaction (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, merger, consolidation, split-up, spin-off, combination or exchange of shares) which constitutes a Change of Control, then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

                           (i) The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the ICP;

                           (ii) The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

                           (iii) The Committee shall take action to adjust the Exercise Price of outstanding Stock Options; and

                           (iv) The Committee shall make any other equitable adjustments.

         Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the ICP or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code ss.424. If the Company issues any rights or warrants to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the ICP, then each Optionee shall be entitled to the same rights or warrants on the same basis as holders of outstanding shares with respect to such portion of the Optionee's Stock Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

                  (b) Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which requires shareholder approval but does not constitute a Change of Control, the Committee, in its discretion, may decide that:

                           (i) any Stock Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Stock Option would have been entitled;

                           (ii) any or all outstanding Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws);

                           (iii) any or all Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days' notice to the Participants to whom such Stock Options have been granted; and/or

                           (iv) any or all awards of Restricted Stock, Performance Shares and Performance-Based Cash Awards hereunder shall become immediately fully vested, nonforfeitable and/or payable.

                  (c) Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Option, except as specifically provided otherwise in this ICP. The grant of Awards pursuant to the ICP shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this ICP shall be conclusive.

         10.2 Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the ICP shall be subject to the following:

                  (a) Notwithstanding any other provision of the ICP, the Company shall not be required to issue any shares of Common Stock under the ICP unless such issuance complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity. For Reporting Persons, the Company believes that the ICP and all transactions under the ICP comply with all applicable conditions of Rule 16b-3 under the 1934 Act. If any provision of the ICP, or action by the Committee, fails to so comply, then the Committee shall declare such provision or action null and void ab initio.

                  (b) When the ICP provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.

                  (c) The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

         10.3 Tax Withholding. The Participant must pay to the Company an amount necessary to cover all applicable income tax and other withholdings before the Company shall issue Common Stock under the ICP. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

                  (a) cash;

                  (b) tendering shares of Common Stock which are part of the Award; or

                  (c) tendering previously-held shares of Common Stock which the Participant has owned for at least six months.

         10.4 Limitation of Implied Rights. The ICP is not a contract of employment. A Key Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Related Company and shall not have any right or claim under the ICP, unless such right or claim has specifically accrued under the terms of the ICP.

         10.5 Conditions of Participation in the ICP. When the Committee makes an Award, it shall require a Participant to enter into an Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the ICP, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Agreement and the ICP, the ICP shall control.

         10.6 Evidence. Anyone required to give evidence under the ICP may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

         10.7 Amendment and Termination of the ICP and Agreements. The Board may amend or terminate the ICP at any time. No such amendment or termination shall adversely affect, in any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination. The Committee may amend any Agreement which it previously has authorized under the ICP if the amended Agreement is signed by the Company and the applicable Participant; provided, however, that the Committee may not amend any Stock Option Agreement in any manner that would constitute an increase or decrease of the exercise price per share or otherwise constitute a "repricing" of the Stock Option.

         10.8 Action by Company or Related Company. The board of directors of the Company or any Related Company shall take any action required or permitted to be taken by resolution.

         10.9 Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this ICP are for convenience of reference. Headings are not a part of the ICP and shall not be considered in the construction hereof.

         10.10 Legal References. Any reference in this ICP to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

         10.11 Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

         10.12 Governing Law. The ICP is governed by and shall be construed in accordance with the laws of the State of Georgia.

         ADOPTED BY BOARD OF DIRECTORS ON DECEMBER 8, 1998

         APPROVED BY SHAREHOLDERS ON _____ ______, 1999

                        AMERICAN BUSINESS PRODUCTS, INC.


Dear Shareholder:

         Please take note of the important information enclosed with this proxy ballot. Your vote is very important and we would appreciate your taking a few minutes to review the 1998 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting.

         Please read them carefully and decide how you would like to vote. Please mark the boxes on the attached voting instruction card to vote your shares. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Thank you in advance for your prompt consideration of these matters.

                                            Sincerely,



                                            Larry L. Gellerstedt, III
                                            Chairman, Chief Executive Officer
                                            and President

                        AMERICAN BUSINESS PRODUCTS, INC.
                                  COMMON STOCK

RECORD DATE SHARES:

1. The election as directors of the three nominees listed below to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

         [ ] For All Nominees      [ ] Withhold          [ ] For All Except

         HENRY CURTIS VII, C. DOUGLAS MILLER and G. HAROLD NORTHROP


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Approval and adoption of the American Business Products, Inc. 1999 Incentive Compensation Plan.

         [ ] For                  [ ] Against           [ ] Abstain

         In their discretion, the proxies are authorized to vote upon such other business that properly may come before the Annual Meeting and any adjournments thereof.



                                        THE BOARD OF DIRECTORS RECOMMENDS A
                                        VOTE "FOR" EACH OF THE LISTED NOMINEES
                                        AND PROPOSALS.


 Please be sure to sign and date this Proxy. Date:
                                                  ----------------

                                        Mark box at right if an address change
                                        or comment has been noted on the
                                        reverse side of this card. [ ]



-------------------------     -------------------------
Shareholder sign here         Co-owner sign here

                        AMERICAN BUSINESS PRODUCTS, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE 1999 ANNUAL MEETING OF SHAREHOLDERS


         The undersigned hereby appoints Henry Curtis VII and G. Harold Northrop, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. (the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, May 5, 1999 at 11:00 a.m., Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD
WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE SHAREHOLDERS AT THE ANNUAL MEETING.

         If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof by notifying the Secretary of the Company in writing at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card to the Secretary, or by appearing and voting in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date (March 1, 1999).

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

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
                        AMERICAN BUSINESS PRODUCTS, INC.


Dear Fellow Employee:

         This proxy ballot represents shares of American Business Products, Inc. Common Stock, which are owned for your benefit through participation in the American Business Products, Inc. Profit Sharing Retirement Plan. If you invest through the American Business Products, Inc. Employee Savings Plan ("ESP"), it also includes shares of ABP Common Stock credited to your "ESP" account. As a participant in either or both of these plans, you have the right as a beneficial owner to direct the vote of the shares allocated to your account at the Annual Meeting of Shareholders, which will be held May 5, 1999.

         Your vote, as a beneficial owner, is very important and we would appreciate your taking a few minutes to review the 1998 Annual Report and the Proxy Statement, which provide background on the proposals being considered at this year's Annual Meeting. Read them carefully and decide how you want to vote. Then mark the boxes on the attached voting instruction card instructing the Trustees how to vote shares allocated to your account. Then sign and date the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

         Thank you in advance for your prompt consideration of these matters.

                                             Sincerely,


                                             Larry L. Gellerstedt, III
                                             Chairman, Chief Executive Officer
                                             and President

                        AMERICAN BUSINESS PRODUCTS, INC.

                             EMPLOYEE SAVINGS PLAN
                         PROFIT SHARING RETIREMENT PLAN




1. The election as directors of the three nominees listed below to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

         [ ] For All Nominees       [ ] Withhold          [ ] For All Except


           HENRY CURTIS VII, C. DOUGLAS MILLER and G. HAROLD NORTHROP

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Approval and adoption of the American Business Products, Inc. 1999 Incentive Compensation Plan.

         [ ] For                    [ ] Against           [ ] Abstain

         In their discretion, the proxies are authorized to vote upon such other business that properly may come before the Annual Meeting and any adjournments thereof.

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     "FOR" EACH OF THE LISTED NOMINEES AND
                                     PROPOSALS.

Please be sure to sign and date this Proxy.    Date:
                                                     ------------

                                      Mark box at right if an address change
                                      or comment has been noted on the reverse side of this card. [ ]


----------------------------------------------------
Participant sign here

                        AMERICAN BUSINESS PRODUCTS, INC.
            EMPLOYEE SAVINGS PLAN AND PROFIT SHARING RETIREMENT PLAN
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999
                         ANNUAL MEETING OF SHAREHOLDERS

         PURSUANT TO THE TERMS OF THE AMERICAN BUSINESS PRODUCTS, INC. EMPLOYEE SAVINGS PLAN (THE "SAVINGS PLAN") AND THE AMERICAN BUSINESS PRODUCTS, INC. PROFIT SHARING RETIREMENT PLAN (THE "PROFIT SHARING PLAN"), THE SHARES OF COMMON STOCK TO WHICH THIS PROXY CARD RELATES MAY NOT BE VOTED IN PERSON AT THE ANNUAL MEETING.

         The undersigned hereby appoints Larry L. Gellerstedt, III and John H. Karr (as the Trustees of the Savings Plan and the Profit Sharing Plan), and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of American Business Products, Inc. attributable to the undersigned's account pursuant to the Savings Plan and/or Profit Sharing Plan which the undersigned is entitled to vote in connection with the 1999 Annual Meeting of Shareholders, to be held at The Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Wednesday, May 5, 1999 at 11:00 a.m. Atlanta time, and at any and all adjournments thereof, as indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement hereby is acknowledged.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED WITH REGARD TO THE PROPOSALS LISTED
ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN
AND THE PROFIT SHARING PLAN AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment as Trustees of the Plans. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

         If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Trustees at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above or by submitting to the Trustees a duly executed and later dated proxy card.

PLEASE VOTE, DATE AND SIGN AND ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark, date and sign exactly as your name appears on the proxy card. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title.

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